                                                                     EXHIBIT 2.1

*******************************************************************************


                          PURCHASE AND SALE AGREEMENT
                          ---------------------------


                                    BETWEEN


                                  UNOVA, INC.,
                       INTERMEC TECHNOLOGIES CORPORATION
                                      AND
                           INTERMEC TECHNOLOGIES S.A.
                                ON THE ONE PART


                                      AND


                               AMTECH CORPORATION
                                      AND
                           AMTECH INTERNATIONAL S.A.
                               ON THE OTHER PART


                                     DATED

                                 JUNE 11, 1998


*******************************************************************************

                               TABLE OF CONTENTS
                               -----------------


                                   ARTICLE 1

              Transfer of Shares and Assets in Exchange for Cash,
              ----------- ---------------------------------------
                Amtech Stock and the Assumption of Liabilities
                ----------------------------------------------

1.1     Transfer of Shares........................................................  2

1.2     Transfer of Assets........................................................  2

1.3     Excluded Assets...........................................................  3

1.4     338(h)(10) Election.......................................................  4

1.5     Transfers Prior to Closing................................................  4

        (a)    Transfer of CS.....................................................  4
        (b)    Transfer of Intellectual and Other Property........................  4
        (c)    Intercompany Payables and Receivables..............................  4
        (d)    Brazilian Notes....................................................  4
        (e)    Definition of Adjusted TSG.........................................  4
        (f)    Costs of Pre-Closing Transfers.....................................  5

1.6     Consideration.............................................................  5

1.7     Purchase Price and Payment................................................  5

        (a)    Determination of Purchase Price....................................  5
        (b)    Payment of Estimated Purchase Price................................  6
        (c)    Settlement of Purchase Price.......................................  7
        (d)    Allocation of Purchase Price.......................................  7

1.8     Liabilities Assumed by French Subsidiary..................................  8

1.9     Unassumed Liabilities.....................................................  8

1.10    Right to Contest.......................................................... 10

1.11    Nonassignable Contracts and Rights........................................ 10

1.12    Power of Attorney......................................................... 11



1.13    Certain Other Transfers................................................... 11

1.14    Resignation of Board Member............................................... 12

1.15    Lease of Dallas Real Property............................................. 12


                                   ARTICLE 2

                    Transfer Date, Closing Date and Closing
                    ---------------------------------------

2.1     Transfer Date, Closing Date and Closing................................... 13

2.2     Notice and Right to Cure.................................................. 13

2.3     Reconciliation of Cash.................................................... 13


                                   ARTICLE 3

            Representations and Warranties of the Selling Entities
            ------------------------------------------------------


3.1     Corporate Matters......................................................... 15

        (a)    Due Organization and Qualification................................. 15
        (b)    Power and Authority to Conduct Business............................ 15
        (c)    Power and Authority to Enter Into Agreements....................... 15
        (d)    Due Execution and Enforceability................................... 15
        (e)    Subsidiaries and Other Equity Investments.......................... 16
        (f)    Articles and By-laws............................................... 16
        (g)    Capitalization and Shareholders.................................... 16

3.2     Financial................................................................. 16

        (a)    December Balance Sheet............................................. 16
        (b)    1996 Financials.................................................... 16
        (c)    Events Subsequent to December Balance Sheet........................ 17
        (d)    Indebtedness....................................................... 17
        (e)    Financial Resources of Amtech...................................... 17

3.3     Accounts Receivable....................................................... 18


3.4     Inventories............................................................... 18

3.5     Mortgages, Security Interests, Liens and Other Encumbrances of Title...... 18

3.6     Real Property............................................................. 19
        (a)     Owned Real Property............................................... 19
        (b)     Realty Leases (as Lessee)......................................... 19
        (c)     Violation of Applicable Laws or Restrictive Covenants............. 19
        (d)     Governmental Plans................................................ 19
        (e)     Construction, Condemnation and Access............................. 19
        (f)     Environmental Matters............................................. 19
        (g)     Utilities......................................................... 20

3.7     Right to Use Properties and Assets........................................ 21

3.8     Contracts and Commitments................................................. 21

        (a)     Sales Orders, Bids and Proposals.................................. 21
        (b)     Purchase Orders................................................... 21
        (c)     Sales Representative, Distributor and Dealer Agreements........... 21
        (d)     Personal Property Leases (As Lessee).............................. 21
        (e)     Noncompetition Agreements or Covenants............................ 21
        (f)     Confidential Nondisclosure Agreements............................. 21
        (g)     Consultant Agreements............................................. 22
        (h)     Guarantees........................................................ 22
        (i)     Powers of Attorney; Proxies....................................... 22
        (j)     Letters of Credit, Surety, Bid and Performance Bonds.............. 22
        (k)     Derivatives....................................................... 22
        (l)     Major Customers and Suppliers..................................... 22
        (m)     Contracts with Affiliates......................................... 23
        (n)     Other Contracts................................................... 23
        (o)     Contract Defaults................................................. 23

3.9     Suitability and Good Repair............................................... 23

3.10    Patents, Trade Names, Trademarks, Service Marks and Copyrights............ 23

        (a)     Intellectual Property Rights...................................... 23
        (b)     Licenses of Intellectual Property Rights To or From Third Parties. 24
        (c)     No Infringement................................................... 24
        (d)     Registration and Maintenance Fees................................. 24

3.11    Patent, Trade Name, Trademark, Service Mark, or Copyright
        Infringement and Indemnification.......................................... 24


3.12    Confidential Information or Trade Secrets................................. 24

3.13    Software.................................................................. 25

        (a)    Definition......................................................... 25
        (b)    Performance; Documentation......................................... 25
        (c)    Development........................................................ 25
        (d)    Protection of TSG Software......................................... 26

3.14    Product and Service Warranties............................................ 26

3.15    Employees; Employee Benefits.............................................. 26

        (a)    Employees; Recent Terminations..................................... 26
        (b)    Indebtedness to Employees.......................................... 26
        (c)    Loans or Advances to Employees..................................... 26
        (d)    Collective Bargaining Agreements................................... 26
        (e)    Other Labor Matters................................................ 27
        (f)    Employee Benefit Plans............................................. 27
        (g)    Employment Contracts............................................... 27
        (h)    Open Employment Requisitions....................................... 27

3.16    Pending or Threatened Claims, Litigation and Governmental Proceedings..... 28

3.17    Judgments, Orders and Consent Decrees..................................... 28

3.18    Compliance With Laws...................................................... 28

3.19    Franchises, Permits, Etc.................................................. 28

3.20    Economic Sanctions and Questionable Payments.............................. 28

3.21    Taxes..................................................................... 29

3.22    Insurance and Banking..................................................... 29

        (a)    Insurance Policies................................................. 29
        (b)    Bank Accounts...................................................... 30

3.23    Required Consents......................................................... 30

3.24    No Breach of Statute or Contract.......................................... 30

3.25    Broker's or Finder's Fees................................................. 30

3.26    True and Accurate Schedules............................................... 30



3.27    Records................................................................... 30

3.28    Duty of the Selling Entities to Make Inquiry.............................. 30


                                   ARTICLE 4

    Representations and Warranties of UNOVA. Intermec and French Subsidiary
    -----------------------------------------------------------------------

4.1     Corporate Matters......................................................... 32

        (a)    Due Organization................................................... 32
        (b)    Power and Authority to Enter Into Agreement........................ 32
        (c)    Due Execution and Enforceability................................... 32

4.2     Claims, Litigation and Governmental Proceedings........................... 32

4.3     Broker's or Finder's Fees................................................. 32

4.4     No Breach of Statute or Contract.......................................... 33

4.5     Required Consents......................................................... 33

4.6     Sufficient Funds.......................................................... 33

4.7     Title to UNOVA Shares..................................................... 33

4.8     Inspection................................................................ 33


                                   ARTICLE 5

                   Conduct of Business Pending Closing Date
                   ----------------------------------------

 5.1    Full Access............................................................... 34

 5.2    Carry On In Regular Course................................................ 34

 5.3    No Increase in Compensation or Benefits................................... 34

 5.4    Sales Orders, Bids and Proposals.......................................... 35



5.5   Purchase Orders.....................................................  35

5.6   Patent, Trademark, Trade Name, Copyright and Service Mark Licenses..  35

5.7   Sale of Assets......................................................  35

5.8   Capital Expenditures................................................  35

5.9   Indebtedness........................................................  35

5.10  Other Contracts and Commitments.....................................  35

5.11  Insurance, Maintenance and Repair...................................  36

5.12  Preservation of Organization........................................  36

5.13  No Default..........................................................  36

5.14  Compliance With Laws................................................  36

5.15  Consents............................................................  36

5.16  Conditions Precedent................................................  36

5.17  Nondisclosure by the Buying Entities................................  36

5.18  Exclusivity.........................................................  37


                                   ARTICLE 6

    Conditions Precedent to the Obligations of the Buying Entities to Close
    -----------------------------------------------------------------------


6.1   Representations and Warranties True at Closing Date.................  38

6.2   No Material Adverse Change..........................................  38

6.3   Compliance With Agreement...........................................  38

6.4   Secretary's Certificate.............................................  38

6.5   Compliance Certificate..............................................  38

6.6   Certificates of Good Standing.......................................  38

6.7   No Litigation.......................................................  39

6.8   Proceedings and Instruments Satisfactory............................  39

6.9   Opinion of Counsel for Amtech.......................................  39

6.10  Consents and Approvals..............................................  39

6.11  Nonsolicitation Agreements..........................................  39

6.12  Elimination of Liens................................................  39

6.13  Resignation of Directors and Officers...............................  39

6.14  Certified Copies of Articles and By-laws............................  39


                                   ARTICLE 7

    Conditions Precedent to the Obligations of the Selling Entities to Close
    ------------------------------------------------------------------------


7.1   Representations and Warranties True at Closing Date.................  40

7.2   Compliance With Agreement...........................................  40

7.3   Secretary's Certificate.............................................  40

7.4   Compliance Certificate..............................................  40

7.5   No Litigation.......................................................  40

7.6   Proceedings and Instruments Satisfactory............................  40

7.7   Opinion of Counsel for UNOVA........................................  41

7.8   Consents and Approvals..............................................  41

7.9   Dallas Sublease.....................................................  41

7.10  Performance Bonds...................................................  41

7.11  Fairness Opinion....................................................  41

                                   ARTICLE 8

                           Covenants of the Parties
                           ------------------------


8.1   Access to Books and Records.........................................  42

8.2   Further Instruments and Assurances..................................  42

8.3   Nondisclosure by Amtech.............................................  42

8.4   Litigation Cooperation..............................................  42

8.5   Certain Employee Matters............................................  43

      (a)  Employment and Employee Benefits...............................  43
      (b)  Certain Retained Responsibility................................  43
      (c)  WARN Act.......................................................  43
      (d)  Certain Severance Liability....................................  43

8.6   Collection and Repurchase of Accounts Receivable....................  43

      (a)  Collection of Accounts Receivable..............................  44
      (b)  Repurchase of Accounts Receivable..............................  44

8.7   Change of Amtech Name...............................................  45

8.8   Performance Bonds...................................................  45

8.9   Collection of Brazilian Notes.......................................  45

8.10  Immunity from Infringement..........................................  46

8.11  Thailand and BEFIC Inventory........................................  46

8.12  Texas Rangers.......................................................  46

8.13  Agreements Regarding Certain Contracts..............................  46

                                   ARTICLE 9

                 Noncompetition and Nonsolicitation Agreement
                 --------------------------------------------


9.1   Noncompetition Agreement............................................  48

9.2   Limitations on Noncompetition Agreement.............................  48

9.3   Nonsolicitation.....................................................  49

9.4   Definition of Competitive Business..................................  49

9.5   Definition of UNOVA Company.........................................  49

9.6   Injunctive and Equitable Relief.....................................  49

9.7   Benefit of Noncompetition Agreement.................................  50



                                  ARTICLE 10

                                  Termination
                                  -----------


10.1  Permitted Termination...............................................  51

10.2  Break-up Fees.......................................................  51

10.3  Notice of Termination...............................................  52



                                  ARTICLE 11

                                Indemnification
                                ---------------


11.1  Indemnification by Amtech and AI....................................  53

      (a)  Misrepresentation or Breach of Warranty........................  53
      (b)  Breach of Covenant or Agreement................................  53
      (c)  Taxes..........................................................  53
      (d)  Product Liability

      (e)  Employee Claims................................................  53
      (f)  Unassumed Liabilities..........................................  54
      (g)  Material Contract Defaults.....................................  54
      (h)  Violation of Laws..............................................  54
      (i)  Environmental Liability........................................  54
      (j)  Infringement...................................................  54
      (k)  Litigation.....................................................  54
      (l)  AMGT Liabilities...............................................  54
      (m)  GEC Alsthom Contract...........................................  54
      (n)  WaveNet Liabilities............................................  54
      (o)  Change of Control Payments.....................................  55

11.2  Indemnification by UNOVA and Intermec...............................  55

      (a)  Misrepresentation or Breach of Warranty........................  55
      (b)  Breach of Covenant or Agreement................................  55
      (c)  Assumed Liabilities............................................  55
      (d)  Performance Bonds..............................................  55
      (e)  Post Closing Operations........................................  55
      (f)  Product Liability..............................................  55
      (g)  Change of Control Payments.....................................  55

11.3  Claims for Reimbursement............................................  55

11.4  Defense and Settlement of Third-Party Claims........................  56

11.5  Limitations on Indemnification......................................  58

      (a)  Duration.......................................................  58
      (b)  Amount.........................................................  58

11.6  Actual Knowledge....................................................  59

11.7  Consequential Damages; Mitigation...................................  59

11.8  Exclusive Remedy....................................................  59

11.9  Indemnity Payments..................................................  59

                                  ARTICLE 12

                           Miscellaneous Provisions
                           ------------------------


12.1  Public Statements and Press Releases................................  60

12.2  Costs and Expenses..................................................  60

12.3  Amendment and Modification..........................................  60

12.4  No Assignment.......................................................  60

12.5  Notices.............................................................  60

      (a) Amtech or AI....................................................  61
      (b) UNOVA, Intermec or French Subsidiary............................  61

12.6  Counterparts and Facsimile..........................................  61

12.7  Captions............................................................  61

12.8  Schedules and Exhibits..............................................  61

12.9  Waiver; Remedies....................................................  61

12.10 Governing Law.......................................................  61

12.11 Severability........................................................  61

12.12 No Third Party Beneficiaries........................................  62

12.13 Construction........................................................  62

12.14 Entire Agreement....................................................  62

12.15 Resolution of Disputes..............................................  62

12.16 Covenants Regarding Remaining Amtech Subsidiaries...................  62

SIGNATURE PAGE............................................................  63

LIST OF EXHIBITS TO PURCHASE AND SALE AGREEMENT...........................  64

LIST OF SCHEDULES TO PURCHASE AND SALE AGREEMENT..........................  65

                          PURCHASE AND SALE AGREEMENT
                         ---------------------------

     THIS AGREEMENT, made and entered into on the 11th day of June, 1998 (the "Agreement Date"), between UNOVA, INC. ("UNOVA"), a Delaware corporation, and INTERMEC TECHNOLOGIES CORPORATION ("Intermec"), a Washington corporation and a wholly-owned subsidiary of UNOVA, and INTERMEC TECHNOLOGIES S.A. ("French Subsidiary"), a French corporation and a wholly-owned subsidiary of Intermec, on the one part (UNOVA, Intermec and French Subsidiary are sometimes referred to collectively as the "Buying Entities"), and AMTECH CORPORATION ("AMTECH"), A TEXAS CORPORATION, AND AMTECH INTERNATIONAL S.A. ("AI"), a French corporation, on the other part (collectively, the "Selling Entities"). UNOVA, Intermec, French Subsidiary, Amtech and AI are sometimes referred to collectively as the "Parties" and individually as a "Party."

                              W I T N E S S E T H:

     WHEREAS, Amtech Systems Corporation ("ASC"), a Delaware corporation; Amtech World Corporation ("AWC"), a Delaware corporation (including its interest in its majority-owned subsidiary, Amtech Systems Hong Kong Ltd. ("ASHK"), a Hong Kong limited liability company, but excluding its direct subsidiary, CardKey Sicherssysteme GmbH ("CS"), a german limited liability company); AMGT Corporation ("AMGT"), a Delaware corporation; and AI are referred to collectively as "TSG";

     WHEREAS, TSG is engaged in the business of radio frequency identification technology design, development and application, including without limitation wireless data systems for electronic toll collection, rail and motor fleet tracking, and access control to parking and other structures, and the manufacture, sale and servicing of such applications, including without limitation software development, systems integration and transaction processing services (the "Business");

     WHEREAS, Intermec desires to purchase from Amtech, and Amtech desires to sell to Intermec, the outstanding capital stock of ASC, AWC (excluding CS) and AMGT (collectively, the "Purchased Subsidiaries"); and French Subsidiary desires to purchase from AI, and AI desires to sell to French Subsidiary, substantially all of the assets of AI, all upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Agreement and the transactions provided for in this Agreement, the Parties agree as follows:

                                   ARTICLE 1


                 Transfer of Shares and Assets in Exchange for
                 ---------------------------------------------
             Cash, Amtech Stock and the Assumption of Liabilities
             ----------------------------------------------------

     1.1  Transfer of Shares.  Subject to the "Pre-Closing Transfers" (as
          ------------------
defined in Section 1.5), on the "Closing Date" (as defined in Section 2.1) but effective as of the "Transfer Date" (as defined in Section 2.1), Amtech shall (and shall cause any other person or entity that owns any qualifying shares in any of the Purchased Subsidiaries to) validly sell, transfer, assign and deliver to Intermec, free and clear of all "Liens" (as defined in Section 3.5), all of the outstanding shares of capital stock (the "Shares") of each of the Purchased Subsidiaries.

     1.2  Transfer of Assets.  Except as otherwise provided in Section 1.3, on
          ------------------
the Closing Date but effective as of the Transfer Date, AI shall validly sell, transfer, assign, grant, convey and deliver to French Subsidiary, free and clear of all Liens other than "Permitted Liens" (as defined in Section 3.5), all of AI's right, title and interest in and to its properties, rights and assets of every kind, nature and description, whether tangible or intangible and wherever situated (such properties, rights and assets are referred to as the "Purchased Assets"), including without limitation the goodwill of its business and the name "Amtech International." Except as otherwise provided in Section 1.3, the Purchased Assets shall include without limitation the following: cash on hand and in banks, bank accounts, trade and other accounts, notes and drafts receivable; leases, leasehold improvements and other interests in realty; machinery and equipment, including test equipment and fully depreciated equipment; tools and tooling, including any rights in respect of tools and tooling owned by AI and in the possession of others; supplies on hand; inventories of raw materials, work-in-process, finished goods, spare parts, replacement and component parts, including without limitation any such inventory identified as excess or obsolete; all rights, if any, held by AI in respect of any customer furnished materials; motor vehicles; transportation, packing and delivery equipment and supplies; office equipment and supplies; packaging material and sales literature; furniture and furnishings; indemnity, fidelity and contract bonds issued by third parties in favor of AI; causes of action, suits, judgments, claims and demands of any nature; franchises, licenses, approvals and permits (to the extent transferable); computer programs and software; research, engineering and technical designs, specifications, drawings, databases, know-how, research and development files, laboratory books and information; customer and vendor lists; trademarks, trade names, service marks, copyrights, patents, licenses, processes, inventions, formulae, trade secrets and royalties, including all registrations, applications and related international priority rights and all rights to sue for past infringement; manufacturer and seller warranties on any goods, fixtures, or services provided to AI; advance payments, prepaid items and expenses, rights of offset and credits of all kinds; investments; advertising materials, catalogs, price lists, mailing lists; photographs, production data, sale and promotional materials and records, purchasing materials and records; bids and sales and service proposals, including any rights to revoke or withdraw the same; purchase orders and purchase commitments; utility and sundry deposits, customer orders and customer contracts; medical, safety and health supplies; leases for equipment and all other leases, contracts and other agreements made on behalf of AI or which inure primarily to its benefit; and all rights and entitlements of AI.

     1.3  Excluded Assets.  Notwithstanding anything in this Agreement to the
          ---------------
contrary, the Purchased Assets shall not include any right, title or interest in or to any of the following properties, rights or assets of AI (collectively, the "Excluded Assets"):

          (a) Any and all claims for refunds, carrybacks or carryforwards in connection with income or other "Taxes" (as defined in Section 3.21) for tax periods ending on or prior to the Transfer Date and all returns and other documents filed by AI with any taxing authority;

          (b) Any intercompany receivable balance due from any "Affiliate" (as defined in Section 3.8(m)) of AI;

          (c) All insurance policies and self-insurance programs and any coverage or other rights under such policies and self-insurance programs, except for any insurance policies identified on Schedule 3.22(a) as "Assumed Insurance Policies";

          (d) All claims, rights and proceeds under any compensation, benefit or profit sharing plan generally applicable to present or former employees of AI, or under the trust agreements related to such plans, except to the extent the related liability is specifically assumed by French Subsidiary pursuant to this Agreement;

          (e) Any property, right or asset arising from and directly related to the defense, release, compromise, discharge or satisfaction of any of the "Unassumed Liabilities" (as defined in Section 1.9) unless such property, right or asset is included on the "Final Closing Balance Sheet" (as defined in Section 1.7(a));

          (f) All books, records, files and data pertaining to any of the Excluded Assets or any of the Unassumed Liabilities;

          (g)  Any rights of AI under this Agreement;

          (h) AI's franchise to be a corporation and its articles of incorporation and by-laws (or their substantial equivalents), as amended and in effect, other corporate records pertaining to its corporate existence and all books and records of a nature required by law to be maintained by AI; and

          (i) Those certain properties, rights and assets of AI set forth on Exhibit A-1.

     1.4  338(h)(10) Election.  As soon as practicable following the Closing
          -------------------
Date, the Parties shall (i) cooperate in the preparation and filing of an election (the "Election") under Section 338(h)(10) or 338(g) or both of the Internal Revenue Code of 1986, as amended (the "Code") with respect to the purchase and sale of the Shares (including the deemed purchase of the shares of ASHK), and (ii) take all such action as is required in order to give effect to the Election for state, local and foreign tax purposes to the greatest extent permitted by law. Amtech shall pay all Taxes attributable to the making of the Election.

     1.5  Transfers Prior to Closing.  Prior to the time of "Closing" (as
          --------------------------
defined in Section 2.1) on the Closing Date, Amtech shall (and, if applicable, shall cause any of its subsidiaries that are not members of TSG (collectively, the "Remaining Amtech Subsidiaries") to) take the actions described in paragraphs (a) through (d) below (the "Pre-Closing Transfers"):

          (a)  Transfer of CS.  AWC shall validly transfer to Amtech, one of the
               --------------
Remaining Amtech Subsidiaries or a third party all of the interest of AWC in CS.

          (b)  Transfer of Intellectual and Other Property.  Amtech shall (and
               -------------------------------------------
shall cause the relevant Remaining Amtech Subsidiaries, if applicable, to) validly transfer to ASC all assets, including without limitation (i) all patents, patent applications, trade names, trademarks, trademark registrations and trademark applications, service marks, service mark registrations and service mark applications, copyright registrations and copyright registration applications, both domestic and foreign, and (ii) business records relevant to TSG or the Business, in each case, that are used or held for use by TSG but which are not held by any member of TSG. It is understood and agreed that individual formal assignment documents and the registration thereof in the relevant jurisdictions will occur following the Closing Date. For purposes of the representations and warranties of the Selling Entities contained in this Agreement, such assets shall be considered the assets of TSG.

          (c)  Intercompany Payables and Receivables.  Amtech shall cause to be
               -------------------------------------
paid or collected in full, contributed to capital or converted to equity any intercompany payable balance due to any member of TSG from Amtech and any intercompany receivable balance payable by any member of TSG to Amtech, except for intercompany balances between Amtech and AI.

          (d)  Brazilian Notes.  Amtech shall cause AWC to transfer to Amtech
               ---------------
equitable title to those certain secured promissory notes due to AWC from Concessionaria Da Ponte Rio Niteroi S.A., and that certain unsecured promissory note due to AWC from Construtora OAS (collectively, the "Brazilian Notes"), with AWC retaining only legal title to the Brazilian Notes.

          (e)  Definition of Adjusted TSG.  After the transfers described in
               --------------------------
paragraphs (a) through (d) above have been made, ASC, AWC (including ASHK and its interest in Autopass Co. Ltd ("ACL"), but excluding CS), AMGT and AI are referred to collectively as "Adjusted TSG."

          (f)  Costs of Pre-Closing Transfers.  Any taxes or other costs arising
               ------------------------------
in connection with the Pre-Closing Transfers shall be paid solely by Amtech and/or the relevant Remaining Amtech Subsidiaries and/or a third party, if any.

     1.6  Consideration.  For and in consideration of the transfer to Intermec
          -------------
of the Shares and the transfer to French Subsidiary of the Purchased Assets, (i) UNOVA (as agent for Intermec) shall, on and as of the dates indicated in Section 1.7, pay and remit to Amtech the "Non-French Purchase Price" (as defined in Section 1.7(a)(i) below), in accordance with and to the extent provided in
Section 1.7, and (ii) French Subsidiary shall (a) on and as of the dates indicated in Section 1.7, pay and remit to AI the "French Purchase Price" (as defined in Section 1.7(a)(i) below), and (b) on the Closing Date but effective as of the Transfer Date, assume the "Assumed Liabilities" (as defined in Section 1.8), in accordance with and to the extent provided in Section 1.8 (as limited by Section 1.9).

     1.7  Purchase Price and Payment.
          --------------------------

          (a)  Determination of Purchase Price.
               -------------------------------

               (i) The purchase price (the "Purchase Price") for the Shares and the Purchased Assets is the amount equal to the "Closing Net Book Value" (as defined below) plus $1,650,000 (the "Premium"); provided, however, that if the value of the 2,211,900 shares of common stock of Amtech held by UNOVA (the "UNOVA Shares") (based on the closing market price on NASDAQ on the Closing
Date) (the "UNOVA Shares Value") is greater or less than $10,000,000 (which is the amount paid by UNOVA for the UNOVA Shares on November 3, 1997), the Purchase Price shall be increased or decreased by the amount of such difference. The "Closing Net Book Value" shall mean the net book value of the net assets of Adjusted TSG as of the Transfer Date, as reflected on a balance sheet of Adjusted TSG as of the Transfer Date (the "Final Closing Balance Sheet"), prepared in accordance with subparagraph (ii) below. The "French Purchase Price" shall mean that portion of the Closing Net Book Value representing the Purchased Assets and Assumed Liabilities of AI; and the "Non-French Purchase Price" shall mean the Purchase Price less the French Purchase Price.

               (ii) The Final Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with that used in the preparation of the "December Balance Sheet" (as defined in Section 3.2(a)); provided, however that (1) the Final Closing Balance Sheet shall not include (A) those portions of Amtech and its consolidated subsidiaries that are not part of Adjusted TSG, (B) any of the Excluded Assets or Unassumed Liabilities of AI, (C) any assets or liabilities related to any federal income Taxes, and (D) the Brazilian Notes, (2) any amount that will become payable by any member of TSG to any "Employee" (as defined in Section 3.15(a) or any third party) as a consequence of the Closing ("Change of Control Payments") shall be reflected as a liability on the Final Closing Balance Sheet, (3) the Final Closing Balance Sheet shall include such other adjustments as are described on Exhibit A-2, and (4) all account balances denominated in foreign currencies shall be translated into United States Dollars using the currency exchange rates in effect on the Transfer Date, as published in the Wall Street Journal on the first business day following the Transfer Date.

               (iii) Within 45 days following the Closing Date, Amtech, with the assistance and cooperation of UNOVA, shall prepare and deliver to UNOVA a balance sheet of Adjusted TSG as of the Transfer Date (the "Preliminary Closing Balance Sheet"), prepared in accordance with subparagraph (ii) above. UNOVA shall have 30 days following its receipt of the Preliminary Closing Balance Sheet (the "Review Period") to review the same for compliance with subparagraph
(ii) above. On or before the expiration of the Review Period, UNOVA shall deliver to Amtech a written statement accepting or objecting to the Preliminary Closing Balance Sheet. In the event that UNOVA shall object to the Preliminary Closing Balance Sheet, such statement shall include an itemization of UNOVA's objections and its reasons therefor. If no such statement is delivered by UNOVA to Amtech within the Review Period, UNOVA shall be deemed to have accepted the Preliminary Closing Balance Sheet.

               (iv) In the event that UNOVA shall accept or shall be deemed to have accepted the Preliminary Closing Balance Sheet as prepared and delivered by Amtech, the Preliminary Closing Balance Sheet shall constitute the Final Closing Balance Sheet for purposes of determining the Purchase Price. In the event, however, that UNOVA shall object to the Preliminary Closing Balance Sheet, UNOVA and Amtech shall promptly meet and in good faith attempt to resolve the issues that are in dispute. In the event that the issues in dispute shall not have been resolved within 30 days following Amtech's receipt of UNOVA's statement of objections to the Preliminary Closing Balance Sheet, such disputed issues shall be resolved within an additional 60 days by Price Waterhouse (the "Independent Firm"). The costs and expenses of the Independent Firm in reviewing the issues in dispute shall be borne fifty percent (50%) by UNOVA and fifty percent (50%) by Amtech. The Preliminary Closing Balance Sheet, as adjusted to reflect the adjustments agreed upon by such Parties or determined in accordance with this
Section 1.7(a)(iv), shall constitute the Final Closing Balance Sheet for purposes of determining the Purchase Price.

               (b)    Payment of Estimated Purchase Price.  At Closing, (1)
                      -----------------------------------
UNOVA (as agent for Intermec) shall pay to Amtech, by wire transfer of immediately available funds to the bank account at FNB--Maryland, Account Name:
Alex. Brown & Sons, Inc., Account Number 068-876-8-00, for further credit to Amtech Corporation, Account Number 231-71008-1-2, ABA Number 052000113 (the "Amtech Bank Account"), the amount equal to $20,000,000 (the "Estimated Non-French Cash Purchase Price"), (2) French Subsidiary shall pay to AI, by wire transfer of immediately available funds to an account designated by AI in writing within two business days (a "business day" being a day on which banks are not authorized or required to close in California or Texas) prior to Closing (the "AI Bank Account"), the amount equal to $100,000 (the "Estimated French Purchase Price"), which is the Parties' best estimate of the French Purchase Price, and (3) UNOVA shall transfer and assign to Amtech the UNOVA Shares. The sum of the Estimated Non-French Cash Purchase Price and the UNOVA Shares Value is referred to as the "Estimated Non-French Purchase Price," and the sum of the Estimated Non-French Purchase Price, the Estimated French Purchase Price and the UNOVA Shares Value is referred to as the "Estimated Purchase Price." It is understood and agreed that the amount of cash payable by UNOVA to Amtech and by French Subsidiary to AI at Closing shall remain unchanged regardless of whether the UNOVA Shares Value is less than, greater than or equal to $10,000,000.

               (c)    Settlement of Purchase Price.  In the event that the
                      ----------------------------
Purchase Price (as finally determined pursuant to Section 1.7(a)) is greater or less than the Estimated Purchase Price (such excess or deficiency being referred to as the "Adjustment"), on or before the third business day following the date upon which the Purchase Price is finally determined, the Adjustment shall be paid as follows: (i) If the Non-French Purchase Price is greater than the Estimated Non-French Purchase Price, UNOVA shall pay to Amtech the excess of the Non-French Purchase Price over the Estimated Non-French Purchase Price, plus interest on such amount from the Closing Date to the date of payment at the rate of six percent (6%) per annum ("Purchase Price Adjustment Interest Rate"); (ii) If the French Purchase Price is greater than the Estimated French Purchase Price, French Subsidiary shall pay to AI the excess of the French Purchase Price over the Estimated French Purchase Price, plus interest on such amount from the Closing Date to the date of payment at the Purchase Price Adjustment Interest Rate; (iii) if the Non-French Purchase Price is less than the Estimated Non-French Purchase Price, Amtech shall pay to UNOVA the excess of the Estimated Non-French Purchase Price over the Non-French Purchase Price, plus interest on such amount from the Closing Date to the date of payment at the Purchase Price Adjustment Interest Rate; and (iv) if the French Purchase Price is less than the Estimated French Purchase Price, AI shall pay to French Subsidiary the excess of the Estimated French Purchase Price over the French Purchase Price, plus interest on such amount from the Closing Date to the date of payment at the Purchase Price Adjustment Interest Rate.

               (d)    Allocation of Purchase Price.  The consideration given by
                      ----------------------------
Intermec and French Subsidiary under this Agreement (including without limitation the payment of the Purchase Price and the assumption of the Assumed Liabilities) shall be allocated among the Shares and the Purchased Assets in accordance with Section 1060 and/or Section 338 of the Code, the regulations under the Code and in accordance with Exhibit C. Within 60 days following the date upon which the Purchase Price is finally determined, UNOVA shall prepare Form 8023 and shall furnish a copy thereof to Amtech. If Amtech does not object to the Form 8023 prepared by UNOVA within 30 days following its receipt thereof, such statement shall be final for purposes of this Agreement. In the event, however, that Amtech objects to the Form 8023 within 30 days after the receipt thereof, Amtech and UNOVA shall meet promptly and in good faith attempt to resolve any objections of Amtech and to use their best efforts to agree upon the allocation among the Shares and the Purchased Assets. In the event that Amtech and UNOVA are unable to resolve their differences over the Form 8023, such differences shall be resolved in accordance with Section 12.15. The Parties agree to reflect the allocation finally determined pursuant to this
Section 1.7(d) in filing their respective tax returns or declarations for foreign, federal, state or local income tax purposes.

     1.8  Liabilities Assumed by French Subsidiary.  Except as otherwise
          ----------------------------------------
provided in Section 1.9, on the Closing Date but effective as of the Transfer Date, French Subsidiary shall assume and agree to pay, perform, and discharge, as the case may be, the following (and only the following) debts, liabilities and obligations of AI as of the Transfer Date (collectively, the "Assumed Liabilities"):

          (a) Those which are reflected in the December Balance Sheet and which shall not have been paid or discharged on or prior to the Transfer Date;

          (b) Those incurred in the ordinary course of business from December 31, 1997 to the Transfer Date and which are reflected on the Final Closing Balance Sheet;

          (c) All obligations of AI arising after the Transfer Date under those certain contracts and commitments (i) described on Schedules 3.6(b), 3.8(a), 3.8(b), 3.8(c), 3.8(d), 3.8(e), 3.8(f), 3.8(g), 3.8(m), 3.8(n), 3.10(b), 3.15(g)
and 3.15(h) (collectively, the "Scheduled Executory Contracts"), (ii) that are of the same type or kind as the Scheduled Executory Contracts but which fall below the minimum threshold amount, term or materiality, if any, of the contracts required to be set forth on said Schedules, and (iii) entered into by AI between the Agreement Date and the Closing Date in compliance with Article 5 (the contracts and commitments described in this paragraph (c) are referred to collectively as the "Assumed Executory Contracts");

          (d) Liability for all product and service warranty obligations of AI to the extent the same are provided for on the Final Closing Balance Sheet;

          (e) Liability for accrued wages, salary and vacation pay and sick pay, to the extent set forth on the Final Closing Balance Sheet (the "Assumed Employee Obligations"); and

          (f) Those certain debts, liabilities and obligations described on Exhibit D.

     1.9  Unassumed Liabilities.  Subject to the limitations set forth in
          ---------------------
Section 11.5, French Subsidiary shall not assume or be liable or responsible for, and AI shall retain, pay, perform and discharge, as the case may be, any and all debts, liabilities or obligations of AI of any kind whatsoever, whether arising out of or relating to the Purchased Assets or the operation of the Business or otherwise prior to the Transfer Date other than the Assumed Liabilities (collectively, the "Unassumed Liabilities").

Notwithstanding anything to the contrary contained in Section 1.8, but subject to the limitations set forth in Section 11.5, the Unassumed Liabilities shall include without limitation the following debts, liabilities and obligations of AI as of the Transfer Date:

          (a) Any debt, liability or obligation of AI to taxing or other governmental authorities for any foreign, federal, state or local income or other Taxes which relate to periods ending on or prior to the Transfer Date;

          (b)  Any intercompany payable balances due to any Affiliate of AI;

          (c) Liability for damage to property, death or bodily injury or for related punitive, consequential or other damages ("Product Liability") arising out of any product sold by, or any service rendered by, AI on or prior to the Transfer Date;

          (d) Any debt, liability or obligation incurred on or prior to the Transfer Date to any present or former employees of AI or under any collective bargaining agreement or any compensation or benefit plan generally applicable to the present or former employees of AI (including without limitation pension and medical benefit plans), except for the Assumed Employee Obligations;

          (e) Any debt, liability or obligation for borrowed money, including without limitation all bank indebtedness of any sort, or any guarantee of the obligations of another for borrowed money;

          (f) Liabilities arising under any insurance policies or self-insurance programs, except for the Assumed Insurance Policies;

          (g) Any debt secured by or directly related to any of the Excluded Assets;

          (h) Any debt, liability or obligation (i) arising under the "Environmental Laws" and based upon any activities or conditions which existed on or prior to the Transfer Date, or any "Environmental Activity" occurring on or prior to the Transfer Date (as such terms are defined in Section 3.6(f)), or
(ii) for any failure of AI or any other person to comply with all applicable Environmental Laws on or prior to the Transfer Date;

          (i) Any debt, liability or obligation of AI to any current or former directors, officers or employees of AI, including without limitation any liability arising out of the transactions provided for in this Agreement, except for the Assumed Employee Obligations;

          (j) Any debt, liability or obligation in respect of any complaint, suit, action, arbitration or regulatory, administrative or governmental proceeding or investigation which is threatened in writing or pending on the Transfer Date (including without limitation those matters disclosed on Schedule 3.16), or instituted after the Transfer Date, to the extent it relates to the Business conducted by AI on or prior to the Transfer Date;

          (k) Any debt, liability or obligation arising from any violation or alleged violation by AI of any applicable statute, law, ordinance, rule, regulation, order or decree to the extent it relates to the Business conducted by AI on or prior to the Transfer Date;

          (l)  Any debt, liability or obligation in respect of the Excluded
Assets;

          (m) Any debt, liability or obligation to AI's respective present, former or future shareholders in their capacity as shareholders;

          (n) Any breach by AI occurring prior to the Transfer Date under any of the Assumed Executory Contracts;

          (o) Any debt, liability or obligation under any contract or agreement with any party, except for the Assumed Executory Contracts;

          (p) The infringement occurring prior to the Transfer Date of any patents, trade names, trademarks, service marks, copyrights, "Software" (as defined in Section 3.13), know-how, industrial property, technology or other proprietary rights of others by any method, process, procedure, apparatus, or equipment used by AI in the Business; and

          (q) Those certain debts, liabilities or obligations of AI set forth on Exhibit E.

     1.10 Right to Contest.  The assumption and agreement by French Subsidiary
          ----------------
to pay, perform and discharge the Assumed Liabilities shall not prohibit French Subsidiary from contesting with a third party, in good faith and at the expense of French Subsidiary, the amount, validity or enforceability of any thereof.

     1.11 Nonassignable Contracts and Rights.  To the extent that the assignment
          ----------------------------------
by AI of any contract, property, right or asset to be assigned to French Subsidiary pursuant to this Agreement shall require the consent or approval of any other party, and such consent or approval shall not have been obtained on or prior to the time of Closing on the Closing Date, this Agreement shall not constitute a contract to assign the same if an attempted assignment would constitute a breach thereof or would in any way adversely affect the rights of AI (or French Subsidiary, as assignee) thereunder. If any such consent or approval is required but not obtained on or prior to the time of Closing on the Closing Date, AI and French Subsidiary covenant and agree that in such case, AI shall continue to deal with the other contracting party or parties, with the benefits and obligations of AI under such contract, property, right or asset after the Transfer Date accruing to French

Subsidiary; AI shall hold all moneys received thereunder for the benefit of French Subsidiary and shall pay the same to French Subsidiary when received; AI shall make all payments thereunder when due, and French Subsidiary shall pay the same to AI simultaneous with such payment; and the Parties shall use all reasonable efforts without payment of any penalty or fee to obtain and secure any and all consents and approvals that may be necessary to effect the valid sale, transfer or assignment of the same to French Subsidiary without change in any of the material terms or conditions thereof, including without limitation the formal assignment or novation of any of the same, if so required. AI and French Subsidiary further covenant and agree to make or complete such transfers as soon as reasonably possible and to cooperate with each other in any other reasonable arrangement designed to provide for French Subsidiary the benefits of and the obligations under such properties, rights or assets, including without limitation enforcement for the benefit of French Subsidiary of any and all rights of AI against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

     1.12 Power of Attorney.  Effective as of the time of Closing on the Closing
          -----------------
Date, AI hereby irrevocably and unconditionally constitutes and appoints French Subsidiary (and its successors and permitted assigns) the true and lawful attorneys of AI with full power of substitution on behalf of and for the benefit of French Subsidiary and at the expense of French Subsidiary, for and in the name or otherwise on behalf of AI, (a) to collect for the account of French Subsidiary all items hereby transferred to French Subsidiary (including the power to endorse checks and other instruments in connection therewith), (b) to institute and prosecute, in the name of AI, French Subsidiary or otherwise, and at the expense of French Subsidiary, all proceedings which French Subsidiary may deem necessary or proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets hereby sold, transferred or assigned to French Subsidiary, and (c) to defend and compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets hereby sold, transferred or assigned to French Subsidiary. AI covenants and agrees that the foregoing powers are coupled with an interest and are and shall be irrevocable by AI. AI further covenants and agrees that French Subsidiary shall retain for its own account any amounts collected pursuant to the foregoing powers, including any sums payable as interest in respect thereof, and AI covenants and agrees to pay or deliver to French Subsidiary, when received by AI, any amounts or property which may be received by AI in respect of any of the Purchased Assets which are to be sold, transferred or assigned to French Subsidiary pursuant to this Agreement.

     1.13 Certain Other Transfers.  On or prior to the Transfer Date, Amtech
          -----------------------
shall (and shall cause each of the Remaining Amtech Subsidiaries to) transfer to ASC the benefit of all obligations of any of the Employees in favor of Amtech or such Remaining Amtech Subsidiary under any agreements, including without limitation invention assignment, noncompetition/nonsolicitation, dispute resolution agreements, and the noncompetition, nonsolicitation, and the dispute resolution provisions of any stock option agreements, between such Employee and Amtech or such Remaining Amtech Subsidiary.

     1.14 Resignation of Board Member.  Michael E. Keane, UNOVA's designee to
          ---------------------------
the Board of Directors of Amtech (the "Amtech Board"), shall resign from the Amtech Board immediately following the assignment of the UNOVA Shares to Amtech.

     1.15 Lease of Dallas Real Property.  On the Closing Date but effective as
          -----------------------------
of the Transfer Date, Intermec or its designated assignee shall assume all obligations of the tenant accruing after the Transfer Date under that certain lease identified on Schedule 3.6(b) as, and is hereinafter referred to as, the "Dallas Lease" under which Amtech is leasing certain property (the "Dallas Property") for the benefit of a portion of TSG and certain of the Remaining Amtech Subsidiaries and shall use reasonable efforts (without being required to incur any penalty or fee) to cause Amtech to be released in full from any and all obligations and liabilities thereunder arising after the Transfer Date; provided that there shall be no increase in the lease rate under the terms of the Dallas Lease as a result of such assumption and/or novation.

                              (Article 2 follows)

                                   ARTICLE 2

                    Transfer Date, Closing Date and Closing
                    ---------------------------------------

     2.1  Transfer Date, Closing Date and Closing.  Consummation of the purchase
          ---------------------------------------
and sale of the Shares and the Purchased Assets and the other transactions provided for in this Agreement (the "Closing") shall take place at the offices of UNOVA, located at 360 North Crescent Drive, Beverly Hills, California, on June 11, 1998 (the "Closing Date"), commencing at 10:00 a.m. on such date, or at such other date or time or other place as the Parties may mutually agree upon in writing; provided, however, that for determination of all amounts required to be determined as of the Transfer Date and for purposes of reporting business transactions for tax purposes and for financial reporting purposes, the purchase and sale of the Shares and the Purchased Assets and all other transactions provided in this Agreement to occur as of the Transfer Date shall be deemed to have occurred simultaneously and shall be effective at 11:59 PM (Pacific time) on May 31, 1998 (the "Transfer Date").

     2.2  Notice and Right to Cure.  At all times prior to the time of Closing
          ------------------------
on the Closing Date, the Parties shall promptly notify each other in writing of the existence of any condition or the occurrence of any event which will or is likely to result in the failure to satisfy any one or more of the conditions set forth in Articles 6 and 7. If any of such conditions shall not have been satisfied or waived on or by the date on which the Closing is otherwise scheduled, then, subject to Section 10.1(b) and provided that such Party is not in breach of this Agreement, the Party which is unable to meet such condition shall have a reasonable time and a reasonable opportunity (not to exceed seven business days) to extend the Closing Date in order to satisfy, at its expense, such condition or conditions.

     2.3  Reconciliation of Cash.  UNOVA and Amtech shall perform a cash
          ----------------------
reconciliation with respect to the period between the Transfer Date and the Closing Date (the "Interim Period"), in accordance with this Section 2.3. In the event that the amount of cash receipts obtained by the Selling Entities in respect of Adjusted TSG during the Interim Period (the "Cash Receipts") is greater or less than the cash disbursements made by the Selling Entities in respect of Adjusted TSG during the Interim Period (the "Cash Disbursements") (the amount of such difference is referred to as the "Cash Difference") (i) Amtech shall pay the Cash Difference plus applicable interest to UNOVA (if the Cash Receipts are greater than the Cash Disbursements), or (ii) UNOVA shall pay the Cash Difference plus applicable interest to Amtech (if the Cash Receipts are less than the Cash Disbursements). On the date of delivery of the Preliminary Closing Balance Sheet, Amtech shall deliver to UNOVA a statement setting forth Amtech's calculation of the Cash Difference (the "Preliminary Cash Difference"). UNOVA shall accept, object to or be deemed to have accepted the Preliminary Cash Difference at the same time and in the same manner as it responds the Preliminary Closing Balance Sheet. Payment of the Cash Difference, plus interest thereon from the Closing Date to the date of payment at the

Purchase Price Adjustment Interest Rate, shall be made at the same time and in the same manner as payment of the Adjustment.

                              (Article 3 follows)

                                   ARTICLE 3

            Representations and Warranties of the Selling Entities
            ------------------------------------------------------

     Each of the Selling Entities represents and warrants to the Buying Entities as follows, which representations and warranties shall be deemed reaffirmed and republished on the Closing Date as if made again on and as of the Closing Date:

     3.1  Corporate Matters.
          -----------------

          (a) Due Organization and Qualification.  Each of the Selling Entities,
              ----------------------------------
the Purchased Subsidiaries and ASHK (the Purchased Subsidiaries and ASHK are referred to collectively as the "Acquired Subsidiaries") is a corporation or limited liability company duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is qualified to conduct business as a foreign corporation in all jurisdictions where the conduct of its business or the ownership of its assets requires qualification, except where the failure to be so qualified would not have a material adverse effect on its business, assets, financial condition or results of operations. To the knowledge of Amtech, ACL is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to conduct business in all jurisdictions where the conduct of its business or the ownership of its assets requires qualification, except where the failure to be so qualified would not have a material adverse effect on its business, assets, financial condition or results of operations.

          (b) Power and Authority to Conduct Business.  Each member of TSG has
              ---------------------------------------
the corporate power and authority to own its properties, rights and assets and to conduct its business as now conducted.

          (c) Power and Authority to Enter Into Agreements.  Each of the Selling
              --------------------------------------------
Entities has the power and authority to enter into this Agreement and the other agreements provided for herein (the "Related Agreements") to which it is a party and, subject to the conditions provided in this Agreement, to consummate the transactions provided for in this Agreement and the Related Agreements.

          (d) Due Execution and Enforceability.  The execution, delivery and
              --------------------------------
performance by and on behalf of each of the Selling Entities of this Agreement and the Related Agreements to which it is a party have been duly and validly authorized and approved by its board of directors and shareholders, if required, and no other corporate action is necessary or required to authorize it to execute this Agreement and such Related Agreements and to perform its obligations under this Agreement and such Related Agreements. This Agreement constitutes, and such Related Agreements (when executed by the parties to them) will constitute, the valid and legally binding obligations of each of the Selling Entities enforceable in accordance with their respective terms and conditions, except to the extent the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

          (e) Subsidiaries and Other Equity Investments.  Set forth on Schedule
              -----------------------------------------
3.1(e) is a list and description of all direct or indirect subsidiaries or other equity investments of Amtech or any of its subsidiaries in any corporation, company, partnership, joint venture or other entity relating to TSG or the Business.

          (f) Articles and By-laws.  Amtech has previously marked for
              --------------------
identification and delivered to UNOVA true and complete copies of the articles of incorporation and by-laws (or their substantial equivalents), as amended and in effect, of each of the Acquired Subsidiaries.

          (g) Capitalization and Shareholders.  Set forth on Schedule 3.1(g) is
              -------------------------------
a list and description of the authorized, issued and outstanding capital stock or member interests of each of the Acquired Subsidiaries, all options or warrants to purchase shares of capital stock or member interests of any of the Acquired Subsidiaries, and any securities convertible into shares of capital stock or member interests of any of the Acquired Subsidiaries. Also set forth on Schedule 3.1(g) is a list of the names and addresses of all holders of shares of capital stock or member interests of any of the Acquired Subsidiaries, options or warrants to purchase shares of capital stock or member interests of any of the Acquired Subsidiaries or securities convertible into shares of capital stock or member interests of any of the Acquired Subsidiaries. All Shares are duly and validly issued, fully paid, and owned of record as set forth on Schedule 3.1(g).

     3.2  Financial.
          ---------

          (a) December Balance Sheet.  Set forth on Schedule 3.2(a) is the
              ----------------------
audited, consolidated balance sheet of Amtech and its subsidiaries as of December 31, 1997 (the "December Balance Sheet"), as audited by Ernst & Young L.L.P. ("E&Y"), and the related statement of income for the year then ended (collectively, the "December Financials"). Except as otherwise disclosed on
Schedule 3.2(a), the December Financials fairly present the consolidated financial position of Amtech and its subsidiaries as of December 31, 1997, and the results of its operations for the year then ended, in accordance with GAAP applied on a basis consistent with the "1996 Financials" (as defined in Section 3.2(b)).

          (b) 1996 Financials.  Set forth on Schedule 3.2(b) are the balance
              ---------------
sheet of Amtech and its subsidiaries as of December 31, 1996, and the related statement of income for the year then ended (collectively, the "1996 Financials"), as audited by E&Y. Except as otherwise disclosed on Schedule 3.2(b), the 1996 Financials fairly present the consolidated financial position of Amtech and its subsidiaries as of December 31, 1996 and the results of its operations for the year then ended, in accordance with GAAP applied on a basis consistent with the consolidated financial statements of Amtech and its subsidiaries as of December 31, 1995.

          (c) Events Subsequent to December Balance Sheet.  Since December 31,
              -------------------------------------------
1997, there has not been any of the following, except as otherwise disclosed on
Schedule 3.2(c):

              (i) Any material adverse change in the conduct, financial position or operating results of the Business, from that reflected in the December Financials;

              (ii) Any damage or destruction (whether or not covered by insurance) materially and adversely affecting any properties, rights or assets of TSG;

              (iii) Any sale or other disposition of any capital asset used in the Business with an original cost in excess of $25,000;

              (iv) Any increase in the wage, salary, commission or other compensation (other than routine increases granted in the ordinary course of business and consistent with past practice) payable or to become payable by any member of TSG to any of its employees, or any change in any existing, or creation of any new, insurance or other plan under which such member provides benefits to such employees;

              (v) Any declaration, setting aside or payment of any dividend or any distribution with respect to the shares of capital stock of any of the Acquired Subsidiaries (other than any dividend of CS), or any direct or indirect redemption, purchase or other acquisition of any such shares;

              (vi) Any grant of any options or warrants to acquire any shares of capital stock of any of the Acquired Subsidiaries; or

              (vii) To the knowledge of the Selling Entities, any release or waiver by any member of TSG of any material claim or right.

          (d) Indebtedness.  Set forth on Schedule 3.2(d) is a list and
              ------------
description of all notes, loan agreements and other instruments pursuant to which any member of TSG is obligated for borrowed moneys (other than borrowed moneys which will be repaid, forgiven or converted into equity (provided that Amtech will indemnify UNOVA for any consequences thereof) at or prior to Closing and customary trade payables incurred in the ordinary course of business) and the outstanding balance of principal and interest thereunder as of a recent date.

          (e) Financial Resources of Amtech.  Following the Closing Date, Amtech
              -----------------------------
will have adequate financial resources to operate the remaining business of Amtech, AI and the Remaining Amtech Subsidiaries and to pay, perform and discharge all of the Unassumed Liabilities.

     3.3  Accounts Receivable.  All accounts, notes and drafts receivable
          -------------------
(including unbilled receivables) of TSG are bona fide, represent transactions actually made in the ordinary course of business, are valid and subject to no counterclaim or setoff, and, to the best of the knowledge of the Selling Entities, are collectible in the ordinary course of business, except (i) to the extent of the reserve for uncollectible accounts provided for in the books and records of TSG or (ii) as otherwise disclosed on Schedule 3.3. The representations and warranties made in this Section 3.3 shall terminate on the final determination of the Final Closing Balance Sheet.

     3.4  Inventories.  Set forth on Schedule 3.4 is a description of the
          -----------
inventory valuation policy of TSG. All inventories of TSG are usable and salable in the ordinary course of business, except for slow-moving, damaged or obsolete items, all of which have been written down to net realizable value or adequate reserves have been provided therefor, and the value at which inventories are recorded in the books and records of TSG reflects the normal inventory valuation policy of TSG, applied on a basis consistent with prior periods, of stating inventory at the lower of cost or market, which inventory valuation policy is further described on Schedule 3.4. The representations and warranties made in this Section 3.4 shall terminate on the final determination of the Final Closing Balance Sheet.

     3.5  Mortgages, Security Interests, Liens and Other Encumbrances of Title.
          --------------------------------------------------------------------
For purposes of this Agreement, a "Lien" shall mean any lien, encumbrance, mortgage, pledge, hypothecation, charge, option, right of first refusal, lease, license or other conflicting ownership or security interest in favor of any third party. "Permitted Liens" shall mean (i) Liens for taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (ii) workers', repairmens' and similar Liens imposed by law that have been incurred in the ordinary course of business, (iii) Liens and other title defects, easements, encroachments and encumbrances that do not, individually or in the aggregate, materially impair value or continued use as currently conducted of the property to which they relate, (iv) retention of title agreements with suppliers entered into in the ordinary course of business, (v) the rights of others to customer deposits, (vi) the Lien on that certain land and buildings located at 8600 Jefferson Street, N.E., Albuquerque, New Mexico in which a portion of TSG currently operates in favor of International Bank of Commerce, which Lien secures the letter of credit in favor of the issuer of the performance bond related to the performance of the FDOT Contract, (vii) Liens securing any of the liabilities disclosed on the December Balance Sheet, (viii) Liens incurred in the ordinary course of business under leases or securing purchase money indebtedness, and (ix) zoning, entitlement, building and other land use regulations imposed by governmental authorities having jurisdiction over any real property that are not violated by the current use and operation of such real property. Except (a) for Permitted Liens or (b) as set forth on
Schedule 3.5, (i) Amtech owns the Shares of record and beneficially, (ii) AI has good title to all of the Purchased Assets, and (iii) the members of TSG have good title to their respective properties, rights and assets, in each case free and clear of all Liens.

     3.6  Real Property.
          -------------

          (a) Owned Real Property.  Set forth on Schedule 3.6(a) is a list of
              -------------------
all real property owned by any member of TSG or in which it has any equity interest and a general description of all buildings and other structures situated thereon (the "Owned Real Property"). All structures constituting part of the Owned Real Property are in good condition and repair (subject to ordinary wear and tear) and are fit for the purposes to which they are being put. No member of TSG has disposed of any Owned Real Property within the past two years, except as otherwise disclosed on Schedule 3.6(a).

          (b) Realty Leases (as Lessee).  Set forth on Schedule 3.6(b) is a list
              -------------------------
of all realty leases or similar contracts (the "Leases") under or pursuant to which any member of TSG leases or rents (as lessee or sublessee) any land, building or other realty. The Leases are in full force and effect in accordance with their respective terms, and the relevant member of TSG is in compliance in all material respects with all terms and conditions of the Leases, including the payment of rent. Except as otherwise disclosed on Schedule 3.6(b), the premises leased pursuant to the Leases are in good condition and repair (subject to ordinary wear and tear) and are reasonably fit for the purposes to which they are being put.

          (c) Violation of Applicable Laws or Restrictive Covenants.  No written
              -----------------------------------------------------
notice of violation of any applicable law (including without limitation any zoning law), covenant, condition, restriction or easement affecting any real property owned, leased or occupied by any member of TSG in respect of the Business (the "Real Property") or its use or occupancy, which violation would materially impair the value or continued use of the property to which it relates has been given to any member of TSG by any governmental entity or other person entitled to enforce the same.

          (d) Governmental Plans.  To the knowledge of the Selling Entities,
              ------------------
there is no plan, study or effort by any governmental entity that would materially and adversely affect the current use or occupancy of the Real Property.

          (e) Construction, Condemnation and Access.  To the knowledge of the
              -------------------------------------
Selling Entities, there is no plan to construct, modify or realign any street, highway, power lines, or pipelines, or any eminent domain proceeding, which would result in the taking of all or any part of the Real Property or would materially and adversely affect its use or occupancy. Each parcel of the Real Property has full and free access to a presently existing public right-of-way, and, to the knowledge of the Selling Entities, there is no governmental proceeding, fact or condition which would materially impair or result in the termination of any such access. Each member of TSG has full and free right to use all access points relating to the Real Property currently used by it in the Business.

          (f) Environmental Matters.  Except as set forth on Schedule 3.6(f), to
              ---------------------
the knowledge of the Selling Entities:

              (i) Each member of TSG has obtained and currently maintains all material permits, licenses and other authorizations (the "Environmental Permits") which are presently required to be obtained by it with respect to the operation of the Business or any Real Property under applicable federal, state, local and foreign laws, and applicable regulations relating to pollution or protection of the environment, including without limitation laws and regulations relating to emissions, discharge, releases of any "Hazardous Substance" (as defined below) into the environment (including without limitation ambient air, surface water, ground water, drinking water supply, land surface or subsurface strata located both on and off-site) or otherwise relating to the manufacture, processing, distribution, generation, use, removal, abatement, remediation, treatment, storage, disposal, transport, recycling, reclamation, management, handling, import or export of any Hazardous Substance (the "Environmental Laws"). The term "Hazardous Substance" shall mean any toxic or hazardous constituents, pollutants, waste waters, byproducts, contaminants, chemicals, compounds, substances, materials or wastes, including without limitation asbestos, polychlorinated biphenyls ("PCB's"), petroleum or any petroleum products or other constituents or petroleum-based derivatives or urea formaldehyde. No member of TSG has been notified in writing by any governmental entity that any of the Environmental Permits will be modified, suspended or revoked.

              (ii) Each member of TSG is in material compliance with the terms and conditions of the Environmental Permits and with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws.

              (iii) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, order, investigation, proceeding, notice or demand letter received by or pending against any member of TSG in respect of any Real Property or any site off the Real Property relating to the Environmental Laws or any code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved under such Environmental Laws.

              (iv) There has been no occurrence of any storage, holding, existence, release, spill, emission, discharge, generation, processing, treatment, abatement, removal, recycling, reclamation, disposal, handling, use or transportation of any Hazardous Substance from, under, into, at or on any Real Property (an "Environmental Activity") which has resulted or is reasonably likely to result in a violation by or a material liability of any member of TSG under the Environmental Laws, or which has or may result in the contamination of any Real Property.

          (g) Utilities.  All electric, gas, water, sewage, communications and
              ---------
other utilities necessary or advisable for the operation of the Business on the Real Property are sufficient for the normal operation of the Business as presently conducted thereon.

     3.7  Right to Use Properties and Assets.  No member of TSG is using any
          ----------------------------------
properties, rights or assets to conduct the Business which are not duly owned, leased, or licensed by it.

     3.8  Contracts and Commitments.
          -------------------------

          (a) Sales Orders, Bids and Proposals.  Set forth on Schedule 3.8(a) is
              --------------------------------
a list of each individual outstanding sales order, sales contract, bid or sales proposal of any member of TSG (including without limitation those for the provision of products, the installation of systems or the maintenance of systems) in excess of $250,000. Amtech has provided UNOVA with access to true and correct copies of all outstanding sales orders, sales contracts, bids or sales proposals of TSG (the "Sales Orders"), except to the extent such access may be restricted by applicable laws, regulations or contract terms. Except as otherwise indicated on Schedule 3.8(a), all Sales Orders currently in effect have been made in the ordinary course of business, at arms' length and at the Transfer Date are not currently expected to result in a loss upon completion of performance.

          (b) Purchase Orders.  Set forth on Schedule 3.8(b) is a list and
              ---------------
description of each individual outstanding purchase order and purchase commitment of TSG in excess of $50,000. Amtech has provided UNOVA with access to true and correct copies of all purchase orders and purchase commitments of TSG ("Purchase Orders"). Except as otherwise indicated on Schedule 3.8(b), all Purchase Orders have been incurred in the ordinary course of business and at arms' length, and are not in excess of the normal requirements of the Business or at any excessive price.

          (c) Sales Representative, Distributor and Dealer Agreements.  Set
              -------------------------------------------------------
forth on Schedule 3.8(c) is a list of all outstanding sales representative, sales agent, dealer and distributor agreements and similar contracts or agreements of TSG.

          (d) Personal Property Leases (As Lessee).  Set forth on Schedule
              ------------------------------------
3.8(d) is a list of each individual lease, contract and other agreement under which any member of TSG leases or rents (as lessee) any machinery, equipment, motor vehicle or other personal property with a rental obligation exceeding $6,000 per annum and which is not on its face terminable at any time by the relevant member of TSG without any additional payment, indemnity or penalty upon 30 days or less notice.

          (e) Noncompetition Agreements or Covenants.  Set forth on Schedule
              --------------------------------------
3.8(e) is a list of every binding agreement or other binding commitment imposing on any member of TSG any restriction on the manner in which it may conduct the Business or use its assets in competition with any third party.

          (f) Confidential Nondisclosure Agreements.  Set forth on Schedule
              -------------------------------------
3.8(f) is a list of all written agreements between any member of TSG and any of its customers, suppliers or others which contain provisions for the nondisclosure by any member of TSG of confidential or proprietary information.

          (g) Consultant Agreements.  Set forth on Schedule 3.8(g) is a list of
              ---------------------
all outstanding consultant agreements (other than agreements listed on Schedule 3.8(c)) of TSG which are not capable of termination on 90 days notice or less.

          (h) Guarantees.  Set forth on Schedule 3.8(h) is a list of any
              ----------
obligation, contingent or otherwise, of Amtech in respect of the Business or any member of TSG directly or indirectly guaranteeing any debt of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of Amtech in respect of the Business or any member of TSG (i) to purchase or pay (or advance or supply funds for the purchase or payment of) any debt of any other person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such debt or the payment thereof (in whole or in part) (other than endorsements for collection or deposit in the ordinary course of business). Separately identified on Schedule 3.8(h) are any of the foregoing with respect to which the credit of Amtech shall not be replaced by the credit of UNOVA on or after the Closing Date (the "Amtech Remaining Guarantees"), although the Selling Entities shall be indemnified in respect of the Amtech Remaining Guarantees as provided in Section 11.2(d).

          (i) Powers of Attorney, Proxies.  Set forth on Schedule 3.8(i) is a
              ---------------------------
list of all outstanding powers of attorney or proxies granted by any member of TSG.

          (j) Letters of Credit, Surety, Bid and Performance Bonds.  Set forth
              ----------------------------------------------------
on Schedule 3.8(j) is a list of all commercial letters of credit, stand-by letters of credit, surety, bid, performance bonds and other similar instruments
(i) securing the obligations of any member of TSG or (ii) securing any outstanding payment obligations of a third party to Amtech in respect of the Business or any member of TSG.

          (k) Derivatives.  Set forth on Schedule 3.8(k) is a list of any
              -----------
obligation of Amtech in respect of the Business or any member of TSG in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

          (l) Major Customers and Suppliers.  Set forth on Schedule 3.8(l) is a
              -----------------------------
list of the ten largest customers and the ten largest suppliers of the Business for the fiscal year ending on December 31, 1997, including the dollar amounts represented by each such customer or supplier, during such fiscal year.

          (m) Contracts with Affiliates.  Set forth on Schedule 3.8(m) is a list
              -------------------------
of any lease, license, contract or agreement between Amtech in respect of the Business or any member of TSG on the one hand, and any Affiliate of any such party, or any officer, director, of any such party, or the spouse or other family member of any such individual, on the other hand. All such contracts are on normal commercial terms, except as otherwise indicated on Schedule 3.8(m).
As used herein, "Affiliate" means, with respect to any person, any other person controlling, controlled by, or under common control with such person. For purposes of this Agreement, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with" as used with respect to any person) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person whether through ownership of voting securities, by contract or otherwise.

          (n) Other Contracts.  Set forth on Schedule 3.8(n) is a list of any
              ---------------
other contract or commitment of Amtech in respect of the Business or any member of TSG that is material to the Business and which is not of the type required to be disclosed in any other Schedule to this Agreement pursuant to the provisions hereof. For purposes of this paragraph, a contract or commitment shall be deemed to be material if the consideration remaining to be paid by Amtech or such member thereunder exceeds $250,000 and is not capable of termination on 90 days notice or less.

          (o) Contract Defaults.  To the knowledge of the Selling Entities, no
              -----------------
member of TSG is in default in any material respect under any of its contracts listed on Schedules 3.8(a) 3.8(n).

     3.9  Suitability and Good Repair.  The tangible assets of TSG are in good
          ---------------------------
working condition and repair (considering balance sheet reserves and subject to ordinary wear and tear), fit for the purposes to which they are being put and sufficient for the conduct of the Business as it is currently being conducted, except as otherwise disclosed on Schedule 3.9.

     3.10 Patents, Trade Names, Trademarks, Service Marks and Copyrights.
          --------------------------------------------------------------

          (a) Intellectual Property Rights.  Set forth on Schedule 3.10(a) is a
              ----------------------------
list and description of all patents, patent applications, trade names, trademarks, trademark registrations and trademark applications, service marks, service mark registrations and service mark applications, copyright registrations and copyright registration applications, both domestic and foreign, which are presently or by the Closing will be owned by a member of TSG in respect of the Business. The assets listed on Schedule 3.10(a), all patent disclosures, chip registrations and their applications, if any, and all "Software" (as defined in Section 3.13), know-how, industrial property, technology or other proprietary rights which are owned by Amtech or any of its subsidiaries in respect of the Business are referred to as the "Intellectual Property." Except as otherwise indicated on Schedule 3.10(a), the members of TSG presently own, or by the Closing will own, all right, title and interest in and to the Intellectual Property, validly and beneficially, free and clear of all Liens, with all rights afforded therein under applicable law. To the knowledge of the Selling Entities, none of the Intellectual Property is the subject of any claim or challenge of adverse ownership (except for the licenses set forth on Schedule 3.10(b)) or invalidity asserted by any third party, nor is there any basis upon which a claim or challenge could be made.

          (b) Licenses of Intellectual Property Rights To or From Third Parties.
              -----------------------------------------------------------------
Set forth on Schedule 3.10(b) is a list and description of (i) all licenses, assignments and other transfers of Intellectual Property granted to others by any member of TSG or Amtech in respect of the Business and (ii) all licenses, assignments and other transfers of patents, trade names, trademarks, service marks, copyrights, trade secrets, Software, know-how, industrial property, technology or other proprietary rights granted to any member of TSG or Amtech in respect of the Business by others (other than pre-packaged or off the shelf software). Except as disclosed on Schedule 3.10(b), none of the licenses described above is subject to termination, cancellation or change in its terms or provisions or cause a payment to become due from Amtech or any member of TSG as a result of this Agreement or the transactions provided for in this Agreement.

          (c) No Infringement.  To the knowledge of the Selling Entities, no
              ---------------
person or entity is infringing, or has misappropriated, any Intellectual
Property.

          (d) Registration and Maintenance Fees.  Amtech or the relevant member
              ---------------------------------
of TSG has paid all maintenance, renewal or similar fees required by the applicable government agencies to maintain any of the registrations made in respect of the Intellectual Property identified in Schedule 3.10(a), except for those which are not yet due and payable or as otherwise disclosed on Schedule 3.10(d). Amtech or the relevant member of TSG has filed responses to all actions from applicable governmental agencies that have become due relating to any Intellectual Property, and has paid all costs and charges relating to such actions, including without limitation legal fees.

     3.11 Patent, Trade Name, Trademark, Service Mark or Copyright Infringement
          ---------------------------------------------------------------------
and Indemnification.  Set forth on Schedule 3.11 is a list of all
-------------------
indemnification claims made against Amtech in respect of the Business or any member of TSG for infringement of any patent, trade name, trademark, service mark, copyright, Software, know-how, industrial property, technology or other proprietary rights of others, and the amounts paid by Amtech or such member of TSG in respect of such claims.

     3.12 Confidential Information or Trade Secrets.  Except as set forth on
          -----------------------------------------
Schedule 3.12, there are no written claims or demands of any person pertaining to, or any proceedings which are pending or, to the knowledge of the Selling Entities, threatened, which challenge the rights of Amtech in respect of the Business or any member of TSG in respect of any proprietary or confidential information or trade secrets used in the conduct of the Business. To the knowledge of the Selling Entities, no methods, processes, procedures, apparatus or equipment used in the Business use or include any proprietary or confidential information or trade secrets misappropriated from any person or entity. To the knowledge of the Selling Entities, neither Amtech in respect of the Business nor any member of TSG has any confidential information owned or claimed by third parties not rightfully in its possession, and Amtech and the relevant members of TSG have complied in all material respects with all agreements, understandings and licenses governing the use of any confidential information used in the Business that is owned or claimed by third parties.

     3.13 Software.
          --------

          (a) Definition.  For purposes of this Agreement, "Software" shall mean
              ----------
a computer program or any part of such computer program (excluding pre-packaged or off the shelf Software), whether in source code, object code or in any other form, whether recorded on tape or on any other media, and all modifications, enhancements or corrections made to such program, and all documentation relating to such program that is reasonably required to operate such program, including any flow charts, designs, instructions, job control procedures and manuals relating to such program in printed or machine readable form. All Software that is used in the manufacture or use of the products of the Business or is under development for use in the manufacture or use of the products of the Business (the "TSG Software").

          (b) Performance; Documentation.  TSG Software performs, as to all
              --------------------------
substantial operational features, generally in accordance with the current published description of the TSG Software and is free from defects that substantially affect system performance, except to the extent otherwise indicated on Schedule 3.13(b). Set forth on Schedule 3.13(b) is (i) a characterization of the documentation of the TSG Software, and (ii) an analysis of the extent to which the performance or the functionality of the TSG Software and any hardware developed or manufactured by TSG is affected by dates prior to, during and after the year 2000.

          (c) Development.  To the knowledge of the Selling Entities, no present
              -----------
or former employee of TSG is, or is now expected to be, in default under any term of any employment agreement or arrangement, any noncompetition agreement or arrangement or any other agreement or arrangement, in each case, relating to TSG Software or its development or exploitation, except as otherwise disclosed on
Schedule 3.13(c). Except as otherwise disclosed on Schedule 3.13(c), (i) TSG Software was developed entirely by the employees of TSG or by independent contractors, (ii) the TSG Software that was developed by the employees of TSG was developed as part of their employment responsibilities during the time that they were employees only of TSG, and to the knowledge of the Selling Entities, TSG Software does not include any inventions of such employees made prior to the time of their employment by TSG or any intellectual property of any previous employer of such employees, and (iii) each of the contracts with third parties who developed any TSG Software provides that the software developed under such contract is a work made for hire or otherwise belongs to Amtech.

          (d) Protection of TSG Software.  To the knowledge of the Selling
              --------------------------
Entities, except as otherwise disclosed in Schedule 3.13(d), there is no breach of any confidentiality agreement in favor of any member of TSG relating to the TSG Software by any third parties. Except as disclosed in the licenses set forth on Schedule 3.10(b), neither Amtech in respect of the Business nor any member of TSG has conveyed or granted to any third parties any other rights to TSG Software, nor is it obligated to grant or convey any rights to license, market, incorporate in other Software, sell or otherwise use any such Software, and (to the knowledge of the Selling Entities) no third party has unauthorized access to the documentation, source code or similar material for such Software.

     3.14 Product and Service Warranties.  Set forth on Schedule 3.14 are the
          ------------------------------
standard product and service warranty policies of TSG. Except as otherwise indicated on Schedule 3.14, no member of TSG has granted or extended any currently outstanding product or service warranty that is materially different from the standard policies set forth on Schedule 3.14.

     3.15 Employees; Employee Benefits.
          ----------------------------

          (a) Employees; Recent Terminations.  Set forth on Schedule 3.15(a) is
              ------------------------------
a list of the names and titles of all current employees of TSG (the "Employees"). Amtech has previously furnished to UNOVA a schedule showing the current rates of compensation of each of the Employees and any applicable incentive or other compensation arrangements. Also set forth on Schedule 3.15(a) is a list by location in the United States of the number of former employees of the Business whose employment with any member of TSG was terminated within the 90-day period preceding the Agreement Date.

          (b) Indebtedness to Employees.  No member of TSG is indebted to any of
              -------------------------
its present or former employees in any amount whatsoever, other than for accrued wages, bonuses and related benefits and reasonable reimbursable business expenses incurred in the ordinary course of business, except as otherwise disclosed on Schedule 3.15(b).

          (c) Loans or Advances to Employees.  No member of TSG has outstanding
              ------------------------------
and unsatisfied, in whole or in part, any loan or advance to any of its present or former employees, other than reasonable advances for business and related expenses made in the ordinary course of business, except as otherwise disclosed on Schedule 3.15(c).

          (d) Collective Bargaining Agreements.  There are no collective
              --------------------------------
bargaining or similar agreements between the relevant member of TSG on the one hand, and any group of employees, union or labor organization, on the other hand; and no such agreement or understanding is presently proposed or under discussion.

          (e) Other Labor Matters.  To the knowledge of the Selling Entities,
              -------------------
TSG is in compliance in all material respects with all applicable laws relating to employment, employment practices, terms and conditions of employment, wages and hours. Within the last two years, no member of TSG has experienced any union organizing activity or any work stoppage due to any labor disagreement with respect to the Employees. There is no strike, slowdown or stoppage pending or threatened against any member of TSG.

          (f) Employee Benefit Plans.  Set forth on Schedule 3.15(f) is a list
              ----------------------
of all employee benefit plans in effect for the benefit of the present or former employees of any member of TSG or any group of such employees, or for the benefit of dependents of any of them (collectively, the "Compensation and Benefit Plans"), including without limitation any pension, life and dependent life, accidental death and health insurance (including medical, dental and vision), hospitalization, medical examination, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, tax preparation assistance and equalization, pay-in-lieu, sick pay, sick leave, disability, tuition refund, service award, company car, car allowance, scholarship, relocation, patent award, living allowances, housing allowances, annual home leave costs, employee assistance, travel accident, dependent schooling and supplements, fringe benefit and other employee benefit plans, contracts, policies or practices providing employee or executive compensation or benefits. Amtech has previously provided UNOVA with access to each of the Compensation and Benefit Plans. There is no Compensation and Benefit Plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended. Neither Amtech nor any member of TSG has committed to establish any agreement or arrangement of the type required to be disclosed on Schedule 3.15(f), except as otherwise indicated on such Schedule. Each of the Compensation and Benefit Plans complies, and has been administered in compliance in all material respects, with all applicable laws and regulations. All contributions and premium payments required to be made with respect to the Compensation and Benefit Plans by the Transfer Date have been made in due time or properly accrued for in the books and records of TSG.

          (g) Employment Contracts.  Set forth on Schedule 3.15(g) is a list of
              --------------------
all written contracts between any member of TSG and any of the Employees. Amtech has provided UNOVA with access to true and correct copies of all such contracts. There are no other binding employment agreements, oral or written.

          (h) Open Employment Requisitions.  Set forth on Schedule 3.15(h) is a
              ----------------------------
list of all written offers of employment (the "Open Employment Requisitions") made by any member of TSG to any individual, which offers are outstanding on the Agreement Date.

     3.16 Pending or Threatened Claims, Litigation and Governmental Proceedings.
          ---------------------------------------------------------------------
Set forth on Schedule 3.16 is a list and description of every complaint, suit, action, arbitration or regulatory, administrative or governmental proceeding or investigation or any other proceeding or investigation which is pending or, to the knowledge of the Selling Entities, threatened against any member of TSG. No investigation, suit, action or other judicial or governmental proceeding is pending or, to the knowledge of the Selling Entities, threatened before any court or governmental agency which is likely to result in the restraint or prohibition of, or the obtaining of substantial damages in connection with, this Agreement or the consummation of the transactions provided for in this Agreement.

     3.17 Judgments, Orders and Consent Decrees.  Except as set forth on
          -------------------------------------
Schedule 3.17, no member of TSG is subject to any judgment, order or decree of, or agreement with, any court, arbitrator or regulatory authority materially limiting, restricting or adversely affecting the conduct of the Business; and no such proceeding is pending or, to the knowledge of the Selling Entities, threatened against any member of TSG.

     3.18 Compliance With Laws.  To the knowledge of the Selling Entities, the
          --------------------
Business has been conducted in compliance and conformity in all material respects with all applicable laws, regulations, orders, judgments, injunctions, awards or decrees. Without limiting the generality of the foregoing, Amtech in respect of the Business and the members of TSG have complied in all material respects with all state abandoned or unclaimed property laws.

     3.19 Franchises, Permits, Etc.  Except as otherwise disclosed on Schedule
          ------------------------
3.19, each of the relevant members of TSG has obtained and is in compliance in all material respects with all terms and conditions of all material governmental and business franchises, permits, licenses and other authorizations (collectively, the "Authorizations"), including without limitation FCC certification or licensing requirements and certificates of occupancy, that are necessary for it to conduct the Business as and where it is now conducted. Except as otherwise indicated on Schedule 3.19, no member of TSG has received any notice from a relevant person or authority that any such Authorization is to be revoked or will not be renewed, and none of the Selling Entities is aware of any factors that would prejudice the continuance or renewal of the Authorizations following the sale of the Shares to Intermec and the sale of the Purchased Assets to French Subsidiary as of the Transfer Date. The Selling Entities have no knowledge of any pending or threatened regulatory change, whether domestic or foreign, which would adversely affect its business or business prospects or require product changes.

     3.20 Economic Sanctions and Questionable Payments.  To the knowledge of the
          --------------------------------------------
Selling Entities, no member of TSG has any contracts, agreements, arrangements or understandings in effect with, or any outstanding bids or proposals to, the governments of Iran, Iraq, Libya, North Korea, Cuba, or any agency, subdivision or component of any such governments or any national entity owned by such governments or any legal person or entity located in such countries, except as otherwise disclosed on Schedule 3.20.

Except for commission arrangements entered into in the ordinary course of business and consistent with past practice, no member of TSG has provided (or has any contracts, agreements, arrangements or understandings to provide) any payment of money or other remuneration or benefit of any kind to any party to obtain or retain business, other than gifts or entertainment that are consistent with its customary business practices, are limited in value and do not violate any applicable law or, to the best of the knowledge of the Selling Entities, customer's ethical practices.

     3.21 Taxes.  For purposes of this Agreement, the term "Taxes" means all
          -----
forms of tax, wherever levied or imposed, of whatever nature and whether past, present or future, and all penalties, charges, costs and interest relating to the same and any penalties chargeable for noncompliance with any statutory provisions or regulations in connection therewith. To the knowledge of the Selling Entities, each of Amtech in respect of the Business and the members of TSG has filed on a timely basis with all appropriate governmental authorities all Tax returns and Tax reports required to be filed by it. To the knowledge of the Selling Entities, all such returns and reports are complete and accurate and have been prepared on a basis consistent with that of previous years, except as otherwise disclosed on Schedule 3.21. Where the statute of limitations has not expired for the income tax liability of Amtech in respect of the Business and/or the members of TSG, no waivers or extensions of the applicable statutes of limitations have been given, except as otherwise disclosed on Schedule 3.21. Each of Amtech in respect of the Business and the members of TSG has paid or made proper reserves in its books and records in accordance with GAAP for all Taxes due in respect of the Business which are known to Amtech or the members of TSG, whether or not shown or required to be shown on any Tax return. The books and records of Amtech in respect of the Business and the members of TSG reflect a break-down of any provision or accrual for Taxes reflected in such books and records among the various periods to which it applies. Except as may be required by the severance agreement set forth on Schedule 3.21, none of the Selling Entities nor any of the Buying Entities will be required, as a result of the transactions contemplated by this Agreement, to make any payment, any portion of which will be an "excess parachute payment" to any person who is a "disqualified individual" (as such terms are defined in Section 280G of the Code) with respect to Amtech in respect of the Business or any member of TSG, determined without regard to whether such payment is reasonable compensation for personal services actually rendered or to be rendered. Except as otherwise disclosed on Schedule 3.21, neither Amtech in respect of the Business nor any member of TSG is a party to any tax sharing, allocation or indemnification agreement.

     3.22 Insurance and Banking
          ----------------------

          (a) Insurance Policies.  Set forth on Schedule 3.22(a) is a list of
              ------------------
all insurance policies (including the terms of any self-insurance programs) and bonds (excluding instruments referred to in Section 3.8(j)) in force for the current policy year, with respect to the business, operations, properties, assets and employees of TSG.

Identified on Schedule 3.22(a) as the "Assumed Insurance Policies" are any insurance policies of AI that will be transferred to French Subsidiary pursuant to Section 1.2.

          (b) Bank Accounts.  Set forth on Schedule 3.22(b) is a list of the
              -------------
names and locations of all banks or similar financial institutions in which any member of TSG maintains an account, the account numbers and the names of all persons authorized to sign checks, drafts or other instruments drawn thereon.

     3.23 Required Consents. Set forth on Schedule 3.23 is a list of any
          -----------------
material consent, approval or authorization of, or exemption by, or filing with, any governmental or regulatory authority or private third party that is required in connection with the execution, delivery and performance by the Selling Entities of this Agreement and the Related Agreements to which either of them is a party.

     3.24 No Breach of Statute or Contract.  Except to the extent that any of
          --------------------------------
the consents, approvals and authorizations set forth on Schedule 3.23 shall not have been obtained prior to Closing, neither the execution and delivery by each of the Selling Entities of this Agreement and the Related Agreements to which it is a party, nor compliance by it with the terms and provisions of such agreements, will breach or violate any applicable statute, law, ordinance, rule or regulation of any governmental authority, domestic or foreign, or any of the terms, conditions or provisions of the articles of incorporation and by-laws (or their substantial equivalents) of any of the Selling Entities, or any judgment, order, injunction, decree, material contract, material agreement or other material instrument to which such Selling Entity is a party or by which any of its properties, rights or assets are bound.

     3.25 Broker's or Finder's Fees.  No person or firm other than Amtech and
          -------------------------
its Affiliates (and their respective directors, officers and employees) has arranged, or participated in arranging, on behalf of the Selling Entities, the transactions provided for in this Agreement. There are no broker's or finder's fees to be paid by Amtech in connection with the transactions provided for in this Agreement. Amtech has no knowledge of, and has taken no action which would give rise to, any claim for a broker's or finder's fee to be paid by UNOVA in connection with the consummation of the transactions provided for in this Agreement.

     3.26 True and Accurate Schedules.  Amtech has furnished UNOVA with access
          ---------------------------
to or copies of true, accurate and complete copies of all documents listed in any Schedule.

     3.27 Records.  The books and records of TSG are reasonably complete and
          -------
fairly and accurately set out and disclose all material transactions involving the Business.

     3.28 Duty of the Selling Entities to Make Inquiry.  To the extent that any
          --------------------------------------------
of the representations and warranties made by the Selling Entities in this Agreement are qualified by the knowledge or belief of the Selling Entities, each of the Selling Entities represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including without limitation diligent inquiry of the key personnel of TSG.


                              (Article 4 follows)

                                   ARTICLE 4

    Representations and Warranties of UNOVA, Intermec and French Subsidiary
    -----------------------------------------------------------------------


     Each of the Buying Entities represents and warrants to the Selling Entities as follows, which representations and warranties shall be deemed reaffirmed and republished on the Closing Date as if made again on and as of the Closing Date:

     4.1  Corporate Matters.
          -----------------

          (a) Due Organization.  Each of the Buying Entities is a corporation
              ----------------
duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

          (b) Power and Authority to Enter Into Agreement.  Each of the Buying
              -------------------------------------------
Entities has the corporate power and authority to enter into this Agreement and the Related Agreements to which it is a party and, subject to the conditions provided in this Agreement, to consummate the transactions provided for in this Agreement and such Related Agreements.

          (c) Due Execution and Enforceability.  The execution, delivery and
              --------------------------------
performance by and on behalf of each of the Buying Entities of this Agreement and the Related Agreements to which it is a party have been duly and validly authorized and approved by its board of directors, and no other corporate action is necessary or required to authorize it to execute this Agreement and such Related Agreements and to perform its obligations under this Agreement and such Related Agreements. This Agreement constitutes, and such Related Agreements (when executed by the parties to them) will constitute, the valid and legally binding obligations of the Buying Entities, enforceable in accordance with their respective terms and conditions, except to the extent the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

     4.2  Claims, Litigation and Governmental Proceedings.  No investigation,
          -----------------------------------------------
suit, action or other judicial or governmental proceeding is pending or, to the best of the knowledge of the Buying Entities, threatened before any court or governmental agency which is likely to result in the restraint or prohibition of, or the obtaining of substantial damages in connection with, this Agreement or the consummation of the transactions provided for in this Agreement.

     4.3  Broker's or Finder's Fees.  Except for UNOVA and its Affiliates (and
          -------------------------
their respective directors, officers and employees), no person or firm has arranged, or participated in arranging, on behalf of UNOVA, the transactions provided for in this Agreement. There are no broker's or finder's fees to be paid by UNOVA in connection with the transactions provided for in this Agreement. UNOVA has no knowledge of, and has taken no action which would give rise to, any claim for a broker's or finder's fee to be paid by Amtech in connection with the consummation of the transactions provided for in this Agreement.

     4.4  No Breach of Statute or Contract.  Neither the execution and delivery
          --------------------------------
by each of the Buying Entities of this Agreement and the Related Agreements to which it is a party, nor compliance by it with the terms and provisions of such agreements, will breach or violate any applicable statute, law, ordinance, rule or regulation of any governmental authority, domestic or foreign, or any of the terms, conditions or provisions of the certificate of incorporation or by-laws of any of the Buying Entities, or any judgment, order, injunction, decree, material contract, material agreement or other material instrument to which such Buying Entity is a party or by which any of its properties, rights or assets are bound.

     4.5  Required Consents.  Set forth on Schedule 4.5 is a list of any
          -----------------
material consent, approval or authorization of, or exemption by, or filing with, any governmental or regulatory authority or private third party that is required in connection with the execution, delivery and performance by the Buying Entities of this Agreement and the Related Agreements to which either of them is a party.

     4.6  Sufficient Funds.  The Buying Entities have the financial capability
          ----------------
to purchase the Shares and the Purchased Assets on the terms and subject to the conditions set forth in this Agreement and to pay the Assumed Liabilities as they become due and payable. UNOVA has available on hand, from its working capital or currently available credit facilities, all of the cash that Intermec and French Subsidiary will need to consummate the purchase of the Shares and the Purchased Assets and to pay the Assumed liabilities as they become due and payable and will provide Intermec and French Subsidiary with immediately available funds if necessary to enable them to satisfy all of their payment obligations hereunder when due.

     4.7  Title to UNOVA Shares.  UNOVA owns the UNOVA Shares of record and
          ---------------------
beneficially free and clear of all Liens.

     4.8  Inspection.  Each of the Buying Entities is an informed and
          ----------
sophisticated participant in the transactions contemplated by this Agreement and has been advised by persons experienced in the evaluation and purchase of the Shares and the Purchased Assets, and along with such persons has undertaken such investigation, and has been provided with and has evaluated such documents and information, as the Buying Entities and their advisors have deemed necessary to enable them to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Anything herein to the contrary notwithstanding, each of the Buying Entities acknowledges that the applicable Buying Entities are acquiring the Shares and the Purchased Assets without any representation or warranty, express or implied, by either Amtech or AI or any of their Affiliates except as expressly set forth herein.

                                   ARTICLE 5

                   Conduct of Business Pending Closing Date
                   ----------------------------------------

     With respect to the period from the Transfer Date to the Closing Date, the Parties agree that the following provisions apply as if this Agreement were executed on the Transfer Date:

     5.1  Full Access.  UNOVA and its authorized representatives shall have
          -----------
reasonable access during normal business hours and upon reasonable advance notice, but without unreasonably interrupting business, to all the premises and to all books of account, records and properties of TSG and Amtech in respect of the Business, including without limitation the right to inspect, examine, audit and photocopy all such books of account and records and, in particular, those relative to the December Financials; and (ii) Amtech shall furnish or cause to be furnished to UNOVA and its authorized representatives all information with respect to the business and affairs of TSG as UNOVA may reasonably request. UNOVA shall direct all such requests for information to the Amtech representative as follows: Ron Woessner, General Counsel, Amtech Corporation, 19111 Dallas Parkway, Suite 300, Dallas, Texas 75287, Telephone: 972-733-6614, and Facsimile: 972-733-6031.

     5.2  Carry On In Regular Course.  Amtech shall (and shall cause the
          --------------------------
Acquired Subsidiaries to) carry on the Business in the ordinary course and consistent with past practices, except to the extent of any actions taken with the consent of UNOVA, and except as required by the provisions of this Agreement. Amtech shall (and shall cause the Acquired Subsidiaries to) consult with the individual designated by UNOVA to Amtech in writing as the "UNOVA Representative" on matters pertaining to the Business which would require the consent of the UNOVA Representative prior to Amtech or the Acquired Subsidiaries taking any action with respect thereto under this Article 5. Amtech shall cause the members of TSG to comply with all reasonable directives of the individual designated by UNOVA to Amtech in writing as the "UNOVA R&D Representative" with respect to the research and development activities of TSG in the area of radio frequency identification. In the event that this Agreement is terminated and the transactions provided for in this Agreement are abandoned as contemplated by
Section 10.1 or 10.2, no Party shall be liable to any other Party for damages arising from the actions or omissions of TSG, whether at the request or with the consent of the UNOVA Representative, the UNOVA R&D Representative or otherwise.

     5.3  No Increase in Compensation or Benefits.  Amtech shall not (and shall
          ---------------------------------------
not permit the Acquired Subsidiaries to), without the prior consent of UNOVA,
(i) hire or employ any new salaried personnel of the Business (other than pursuant to any of the Open Employment Offers listed on Schedule 3.15(h)), (ii) grant any increase in the rates of pay (other than routine increases granted in the ordinary course of business consistent with past practice) of the personnel of the Business, (iii) extend the duration of any employment contract of any Employee or any consulting contract of any consultant of the Business, or (iv) by means of any new or existing compensation or employee benefit plan increase the compensation or amount or level of benefits of any such Employee or consultant.

     5.4  Sales Orders, Bids and Proposals.  Amtech shall not (and shall not
          --------------------------------
permit the Acquired Subsidiaries to), without the prior consent of UNOVA, enter into any sales order, sales contract, bid or sales proposal relating to TSG, other than (i) sales orders, sales contracts, bids and sales proposals made in the ordinary course of business not in excess of $100,000 and which are not bid at an anticipated loss, or (ii) any sales orders or sales contracts which result from and are substantially in accord with a bid or sales proposal set forth on
Schedule 3.8(a).

     5.5  Purchase Orders.  Amtech shall not (and shall not permit the Acquired
          ---------------
Subsidiaries to), without the prior consent of UNOVA, enter into any purchase order or purchase commitment relating to TSG, other than individual purchase orders or purchase commitments made in the ordinary course of business and not in excess of $50,000.

     5.6  Patent, Trademark, Trade Name, Copyright and Service Mark Licenses.
          ------------------------------------------------------------------
Amtech shall not (and shall not permit the Acquired Subsidiaries to) negotiate or enter into any license of any patent, trademark, trade name, service mark, copyright, technology or other proprietary right, whether as licensor or as licensee relating to TSG.

     5.7  Sale of Assets.  Amtech shall not (and shall not permit the Acquired
          --------------
Subsidiaries to), without the prior consent of UNOVA, sell or otherwise dispose of any assets of TSG except for sales made pursuant to any of the Sales Orders and other sales in the ordinary course of business of individual assets with an original cost of no more than $25,000.

     5.8  Capital Expenditures.  Amtech shall not (and shall not permit the
          --------------------
Acquired Subsidiaries to), without the prior consent of UNOVA, make any capital expenditures relating to TSG unless such expenditure is made pursuant to a purchase order set forth on Schedule 3.8(b) or is less than $50,000.

     5.9  Indebtedness.  Amtech shall not (and shall not permit the Acquired
          ------------
Subsidiaries to) create any indebtedness or guarantee or become contingently liable for the obligations of another other than (i) in the ordinary course of business, (ii) pursuant to existing contracts or commitments disclosed in the Schedules, (iii) pursuant to contracts or commitments permitted by this Agreement, or (iv) by Amtech if not related to TSG or the Business.

     5.10 Other Contracts and Commitments.  Amtech shall not (and shall not
          -------------------------------
permit the Acquired Subsidiaries to), without the prior consent of UNOVA, enter into any lease, agreement, undertaking, contract or commitment involving a liability on the part of any member of TSG in excess of $100,000 or having a term in excess of one year (other than as permitted by this Agreement). To the extent of its legal power, Amtech shall not permit ACL to enter into any business combination with any other entity without the prior consent of UNOVA.

     5.11 Insurance, Maintenance and Repair.  Amtech shall (and shall cause the
          ---------------------------------
Acquired Subsidiaries to) continue in full force and effect its existing insurance and bonding coverages in respect of the properties, assets and Employees of the Business.

     5.12 Preservation of Organization.  Subject to the terms of this
          ----------------------------
Agreement, Amtech shall (and shall cause the Acquired Subsidiaries to) use all reasonable efforts to preserve the business organization of the Business intact, to keep available to Intermec and French Subsidiary the Employees, to maintain in effect all existing material qualifications, franchises, licenses, permits, consents, authorizations and registrations of TSG and to preserve the present relationships of TSG with its suppliers, customers and others having business relations with it.

     5.13 No Default.  Amtech shall not (and shall not permit the Acquired
          ----------
Subsidiaries to) knowingly do any act or omit to do any act which would cause a breach or violation in any material respect of any of its contracts described in the Schedules to this Agreement.

     5.14 Compliance With Laws.  Amtech shall (and shall cause the Acquired
          --------------------
Subsidiaries to) comply in all material respects with all applicable statutes, laws, ordinances, rules and regulations as are required for the operation of the Business.

     5.15 Consents.  The Parties, in cooperation and after consultation and
          --------
mutual agreement, shall take all reasonable action (without payment of any penalty or fee other than any fees required in connection with the "H-S-R Act" (as defined in Section 6.10)) required to obtain all consents, approvals and agreements of, and to give all notices and make all filings with, any third parties, including governmental authorities, necessary to authorize, approve or permit the transfer to the Buying Entities of the Shares, the Purchased Assets and the Assumed Liabilities as provided for in this Agreement.

     5.16 Conditions Precedent.  The Parties shall use all reasonable efforts
          --------------------
to assure that the conditions precedent set forth in Articles 6 and 7 are satisfied or waived on or prior to June 11, 1998, to the extent that satisfaction of such conditions precedent is within their reasonable control.

     5.17 Nondisclosure by the Buying Entities.  The Buying Entities shall hold
          ------------------------------------
in confidence, and shall use all reasonable efforts to cause their representatives to hold in confidence, between the Agreement Date and the Closing Date, any and all confidential or secret information in respect of the Business furnished to it or its representatives by Amtech and its subsidiaries in connection with this Agreement and not to disclose or publish such information without the prior consent of Amtech. In the event that this Agreement is terminated and the transactions provided for in this Agreement are abandoned as contemplated by Section 10.1 or 10.2, the terms of that certain Confidentiality Agreement between Amtech and Western Atlas Inc. ("Western"), the predecessor of UNOVA, dated October 7, 1997 (the "Confidentiality Agreement"), shall remain in full force and effect in accordance with its terms, and each of the Buying Entities confirms that it will comply with Western's obligations thereunder.

     5.18 Exclusivity.  Until this Agreement is terminated and the transactions
          -----------
provided for in this Agreement are abandoned as contemplated by Section 10.1 or 10.2, neither Amtech nor its agents, representatives or any other person acting on its behalf shall, directly or indirectly, initiate contact with, solicit or encourage any inquiries, proposals or offers by, participate in any discussions or negotiations with, or disclose any information concerning TSG, or otherwise assist, facilitate or encourage, any person (other than the Buying Entities) in connection with any possible proposal regarding a sale of substantially all of the assets or the capital stock of TSG or any similar transaction.

                              (Article 6 follows)

                                   ARTICLE 6

    Conditions Precedent to the Obligations of the Buying Entities to Close
    -----------------------------------------------------------------------

     Each and every obligation of the Buying Entities to be performed on the Closing Date shall be subject to the satisfaction on or prior to the time of Closing on the Closing Date of each of the following conditions:


     6.1  Representations and Warranties True at Closing Date.  The
          ---------------------------------------------------
representations and warranties made by the Selling Entities in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made again and reaffirmed on and as of the Closing Date.

     6.2  No Material Adverse Change.  There shall have been no material adverse
          --------------------------
change in the financial position, operating results or assets of TSG from that reflected or disclosed in the Schedules and Exhibits to this Agreement.


     6.3  Compliance With Agreement.  Each of the Selling Entities shall have
          -------------------------
performed and complied in all material respects with all of the obligations under this Agreement which are to be performed or complied with by it on or prior to the Closing Date.

     6.4  Secretary's Certificate.  Amtech shall have delivered to UNOVA the
          -----------------------
certificate of the Secretary, Assistant Secretary or other authorized officer of each of the Selling Entities certifying as of the Closing Date to the authorization and approval of the transactions provided for in this Agreement and the Related Agreements by duly adopted resolutions of its board of directors.

     6.5  Compliance Certificate.  Amtech shall have delivered to UNOVA the
          ----------------------
certificate of the President, a Vice President or other authorized officer of each of the Selling Entities certifying as of the Closing Date to the fulfillment of the conditions set forth in Sections 6.1, 6.2 and 6.3.

     6.6  Certificates of Good Standing.  Amtech shall have delivered to UNOVA
          -----------------------------
certificates, dated as of a date not more than 30 days prior to the Closing Date, issued by the appropriate governmental authorities, evidencing the good standing of each of the Acquired Subsidiaries as domestic corporations of their respective jurisdiction of incorporation or organization and as foreign corporations qualified to transact business in all jurisdictions where the nature or extent of its activities or the ownership of its assets requires qualification, except where the failure to be so qualified would not have a material adverse effect on the business, assets, financial condition or results of operations of such Acquired Subsidiary.

     6.7  No Litigation.  No investigation, suit, action or other judicial or
          -------------
governmental proceeding shall be pending before any court or governmental agency which is likely to result in the restraint or prohibition, or the obtaining of substantial damages in connection with this Agreement or the consummation of the transactions provided for in this Agreement, and no order, judgment, injunction, decree or award of any court or governmental agency shall be in effect forbidding or enjoining the consummation of the transactions provided for in this Agreement.

     6.8  Proceedings and Instruments Satisfactory.  All proceedings, corporate
          ----------------------------------------
or other, to be taken by the Selling Entities in connection with the transactions provided for in this Agreement and the Related Agreements, and all related documents, shall be reasonably satisfactory in form and substance to UNOVA; and Amtech shall have made available to UNOVA for examination the originals or true and correct copies of all documents which UNOVA may reasonably request in connection with said transactions.

     6.9  Opinion of Counsel for Amtech.  Amtech shall have delivered to UNOVA
          -----------------------------
the written opinion of Ronald A. Woessner, counsel for Amtech, dated the Closing Date and addressed to UNOVA, in the form of Exhibit F.

     6.10 Consents and Approvals.  The Parties shall have obtained all necessary
          ----------------------
and material authorizations, consents and approvals required for the valid consummation of the transactions provided for in this Agreement, and each of them shall be in full force and effect, and all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act") shall have expired or been terminated.

     6.11 Nonsolicitation Agreements.  Each of Cardkey Systems, Inc., Cardkey
          --------------------------
Systems Ltd., Amtech Europe Limited, Cotag International Limited, David Cook, Steve York and Ronald Woessner (collectively, the "Restricted Parties") shall have executed and delivered to UNOVA, for execution by UNOVA, a nonsolicitation agreement, substantially in the form set forth as Exhibit G (a "Nonsolicitation Agreement").

     6.12 Elimination of Liens.  Amtech shall have caused any material Lien
          --------------------
(other than Permitted Liens) on any of the properties, rights or assets of any member of TSG to be eliminated.

     6.13 Resignation of Directors and Officers.  Amtech shall cause all of the
          -------------------------------------
directors and officers of the Acquired Subsidiaries (other than those officers designated by UNOVA within three days prior to the Closing Date to remain) to resign effective as of the Closing.

     6.14 Certified Copies of Articles and By-laws.  Amtech shall have delivered
          ----------------------------------------
to UNOVA certified copies of the articles of incorporation and by-laws (or their substantial equivalents), as amended and in effect, of each of the Acquired Subsidiaries.

                                   ARTICLE 7

    Conditions Precedent to the Obligations of the Selling Entities to Close
    ------------------------------------------------------------------------

     Each and every obligation of the Selling Entities to be performed on the Closing Date shall be subject to the satisfaction on or prior to the time of Closing on the Closing Date of each of the following conditions:

     7.1  Representations and Warranties True at Closing Date.  The
          ---------------------------------------------------
representations and warranties made by the Buying Entities in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made again and reaffirmed on and as of the Closing Date.

     7.2  Compliance With Agreement.  Each of the Buying Entities shall have
          -------------------------
performed and complied in all material respects with all of the obligations under this Agreement which are to be performed or complied with by it on or prior to the Closing Date.

     7.3  Secretary's Certificate.  UNOVA shall have delivered to Amtech the
          -----------------------
certificate of the Secretary or Assistant Secretary of each of the Buying Entities certifying as of the Closing Date to the authorization and approval of the transactions provided for in this Agreement and the Related Agreements by duly adopted resolutions of its board of directors.

     7.4. Compliance Certificate.  UNOVA shall have delivered to Amtech the
          ----------------------
certificate of a Vice President of UNOVA certifying as of the Closing Date, on behalf of each of the Buying Entities, to the fulfillment of the conditions set forth in Sections 7.1 and 7.2.

     7.5  No Litigation.  No investigation, suit, action or other judicial or
          -------------
governmental proceeding shall be pending before any court or governmental agency which is likely to result in the restraint or prohibition, or the obtaining of substantial damages in connection with this Agreement or the consummation of the transactions provided for in this Agreement, and no order, judgment, injunction, decree or award of any court or governmental agency shall be in effect forbidding or enjoining the consummation of the transactions provided for in this Agreement.

     7.6  Proceedings and Instruments Satisfactory.  All proceedings, corporate
          ----------------------------------------
or other, to be taken by the Buying Entities in connection with the transactions provided for in this Agreement and the Related Agreements, and all related documents, shall be reasonably satisfactory in form and substance to Amtech; and UNOVA shall have made available to Amtech for examination the originals or true and correct copies of all documents which it may reasonably request in connection with said transactions.

     7.7  Opinion of Counsel for UNOVA.  UNOVA shall have delivered to Amtech
          ----------------------------
the written opinion of Norman L. Roberts, Esq., Senior Vice President and General Counsel of UNOVA, dated the Closing Date and addressed to Amtech, in the form of Exhibit I.

     7.8  Consents and Approvals.  The Parties shall have obtained all necessary
          ----------------------
and material authorizations, consents and approvals required for the valid consummation of the transactions provided for in this Agreement, and each of them shall be in full force and effect, and all applicable waiting periods under the H-S-R Act shall have expired or been terminated.

     7.9  Dallas Sublease.  Intermec shall have executed and delivered to
          ---------------
Amtech, for execution by Amtech, a sublease in the form of Exhibit J (the "Dallas Sublease"), pursuant to which Amtech will sublease from Intermec a portion of the Dallas Property for no less than 90 days at a rate of $1 and otherwise on the terms and conditions provided for in the Dallas Sublease.

     7.10 Performance Bonds.  UNOVA shall have provided evidence reasonably
          -----------------
satisfactory to Amtech that on or promptly following the Closing, the credit of UNOVA will be substituted for that of Amtech underlying the Performance Bonds other than the Amtech Remaining Guarantees.

     7.11 Fairness Opinion.  Amtech shall have received a fairness opinion in
          ----------------
form and substance reasonably satisfactory to the Amtech Board.

                              (Article 8 follows)

                                   ARTICLE 8

                           Covenants of the Parties
                           -------------------------

     8.1  Access to Books and Records.  From and after the Closing Date, (i)
          ---------------------------
Amtech and its authorized representatives shall have reasonable access, during normal business hours and upon reasonable notice, to inspect and examine and the right to photocopy all books of account and records of the TSG that were acquired by Intermec and French Subsidiary pursuant to this Agreement and which relate to the affairs and business of TSG conducted on or prior to the Transfer Date (and following the Transfer Date, to the extent relevant to the performance by the Selling Entities of their obligations under this Agreement); provided that such inspection, examination and photocopying shall be conducted so as not to unreasonably interfere with the Business, and (ii) UNOVA and its authorized representatives shall have reasonable access, during normal business hours and upon reasonable notice, to inspect and examine and the right to photocopy all books of account and records of the Selling Entities that were retained by the Selling Entities pursuant to this Agreement and which relate to the affairs and business of TSG conducted on or prior to the Transfer Date; provided that such inspection, examination and photocopying shall be conducted so as not to unreasonably interfere with the business of the Selling Entities.

     8.2  Further Instruments and Assurances.  From and after the Closing Date,
          ----------------------------------
the Parties shall execute and deliver, or cause to be executed and delivered, to each other such further instruments and shall take such other action as may be reasonably required to fully and effectively carry out the transactions contemplated by this Agreement and the Related Agreements.

     8.3  Nondisclosure by Amtech.  Each of the Selling Entities covenants and
          -----------------------
agrees that for a period of four years from and after the Transfer Date, it shall hold in confidence (and shall use reasonable efforts to cause its officers, directors and Affiliates to hold in confidence) any and all proprietary, confidential or secret information or data of the Selling Entities in respect of the Business and not to disclose, publish or use the same unless
(i) such disclosure or publication is required by law or any stock exchange or inter-dealer quotation system on which the securities of Amtech are traded, (ii) the prior written consent of UNOVA has been obtained, or (iii) the same has been theretofore publicly disclosed by any of the Buying Entities or otherwise ceased to be secret or confidential as evidenced by general public knowledge.

     8.4  Litigation Cooperation.  In the event that any Party shall participate
          ----------------------
in any suit, action, proceeding or investigation concerning the Business conducted on or prior to the Transfer Date (excluding any such suit, action, proceeding or investigation between Amtech, on the one hand, and UNOVA or Intermec, on the other hand), the Parties shall, upon the request of the Party involved in such litigation, cooperate fully with such Party at such Party's expense in connection therewith, except to the extent that such litigation arises from a breach by any such Party of any representation, warranty, covenant or agreement contained in this Agreement and the Related Agreements.

     8.5  Certain Employee Matters.
          ------------------------

          (a) Employment and Employee Benefits.  Subject to Section 8.5(d)
              --------------------------------
below, French Subsidiary shall offer employment as of the Closing Date to substantially all of the employees of AI. Those employees who accept such offer and all employees of the members of TSG other than AI are referred to collectively as the "Continuing Employees." UNOVA shall credit the Continuing Employees with years of continuous service with Amtech for purposes of eligibility and vesting under UNOVA's employee benefit plans, to the extent permitted under the terms of such plans. Amtech shall cease accrual of benefits with respect to any Continuing Employee under any of its employee benefit plans. Amtech shall cause all unvested deposits of the Continuing Employees in Amtech's 401(k) plan to become vested as of the Closing Date. UNOVA shall offer all Continuing Employees the opportunity to enroll in UNOVA's 401(k) plan (the "FSSP") subject to the enrollment requirements of the FSSP. As soon as UNOVA shall have reasonably concluded that Amtech's 401(k) plan is tax-qualified, it shall cause the FSSP to accept the direct rollover of the pre-tax account balance for a Continuing Employee under Amtech's 401(k) plan, whether or not such Continuing Employee elects to enroll as an active participant in the FSSP.

          (b) Certain Retained Responsibility.  AI shall bear and discharge any
              -------------------------------
and all liability to any present or former employee of AI arising from his or her employment by AI (i) accrued on or prior to the Closing Date, except for the Assumed Employee Obligations, or (ii) arising as a consequence of the Closing. Subject to Section 8.5(d) below, Amtech and the Remaining Amtech Subsidiaries shall bear and discharge any and all liability to each of their former employees arising from his or her employment prior to the Closing Date by Amtech or such Acquired Amtech Subsidiary.

          (c) WARN Act.  The Selling Entities shall comply with the applicable
              --------
provisions of the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") and any similar federal, state or local law, if any, at all times prior to the Closing Date. The Buying Entities shall comply with the applicable provisions of the WARN Act and any similar federal, state or local law, if any, at all times following the Closing Date.

          (d) Certain Severance Liability.  In the event that French Subsidiary
              ---------------------------
does not offer employment to all of the employees of AI (those to whom it does not offer employment are referred to as the "Rejected Employees"), UNOVA shall be responsible for the statutory severance payable to all Rejected Employees who are full-time, salaried employees on the Agreement Date, up to a maximum of nine such Rejected Employees.

     8.6  Collection and Repurchase of Accounts Receivable.
          ------------------------------------------------

          (a) Collection of Accounts Receivable.  On the date of delivery of the
              ---------------------------------
Preliminary Closing Balance Sheet, Amtech shall deliver to Intermec listings of the invoices and the unpaid amount of each and any other items making up the total billed accounts receivable included on the Preliminary Closing Balance Sheet. During the 180-day period following the Transfer Date (the "Collection Period"), Intermec shall (and shall cause the relevant members of TSG to) use the normal collection procedures used in the Business (but in no event shall any of them be obligated to file or perfect any liens or file or prosecute any suit as part of its collection effort) to collect all billed accounts, notes and drafts receivable which are legally due under the relevant contract and which will be included in the Final Closing Balance Sheet (the "Transfer Date Receivables"). For purposes of the foregoing sentence, "legally due under the relevant contract" means the amount billed excluding any retention permitted under such contract until the conditions of such retention are fulfilled. Any payments received by Intermec or French Subsidiary or any member of TSG from any person who is the account debtor on any of the Transfer Date Receivables (a "Customer") shall be applied as specified by the Customer, unless it is uncertain which invoice is being paid, in which case, payments shall be applied in the order of the oldest invoice first. Amtech shall promptly remit to Intermec any payments that it or any of the Remaining Amtech Subsidiaries may receive in respect of any of the Transfer Date Receivables. Intermec and French Subsidiary shall (and shall cause the relevant members of TSG to) make and keep detailed records of amounts collected in respect of the Transfer Date Receivables until such time as the "Uncollected Receivables" (as defined in paragraph (b) below) are assigned to Amtech pursuant to paragraph (b) below.

          (b) Repurchase of Accounts Receivable.  Promptly following the
              ---------------------------------
expiration of the Collection Period, Intermec shall deliver to Amtech a statement setting forth (i) a list and description of the Transfer Date Receivables that were not collected during the Collection Period (the "Uncollected Receivables"), and (ii) a schedule setting forth the calculation of the aggregate amount of Uncollected Receivables less the reserve provided for Uncollected Receivables on the Final Closing Balance Sheet plus interest on such net amount from the Closing Date to the date of payment to Intermec at the Purchase Price Adjustment Interest Rate. Within 10 business days following Amtech's receipt of such statement, Amtech shall pay to Intermec, by wire transfer of immediately available funds, the amount of such statement, including applicable interest, and upon receipt of such payment, Intermec and French Subsidiary shall (and shall cause the relevant members of TSG to) assign without recourse the Uncollected Receivables to Amtech. Following such assignment, (i) Intermec and French Subsidiary shall (and shall cause the relevant members of TSG to) remit to Amtech any payments it shall receive on such Uncollected Receivables, and (ii) Amtech shall consult with Intermec prior to instituting any legal proceedings or taking any other extraordinary measures to collect the Uncollected Receivables, and if requested by Intermec, shall refrain from instituting such legal proceedings or taking such other extraordinary measures if Intermec, French Subsidiary or the relevant member of TSG retains or repurchases the Uncollected Receivable in question.

     8.7  Change of Amtech Name.  Within ten business days following the Closing
          ---------------------
Date, Amtech shall adopt a fictitious name (the "DBA") that does not include "Amtech" or derivations thereof. Promptly following the Closing Date, Amtech shall make all appropriate filings with respect to the DBA in all counties in which Amtech or the Remaining Amtech Subsidiaries conduct business under the name Amtech. At the sooner of the first annual meeting of Amtech's shareholders held after the Closing Date or August 30, 1998, Amtech shall submit to its shareholders a proposal that they approve Amtech's change of its corporate name to a name that does not include "Amtech" or derivations thereof (the "Corporate Name Change"), and shall recommend approval of such proposal. As promptly as practicable after the Closing Date, Amtech shall cause each of the Remaining Amtech Subsidiaries whose name includes the word "Amtech" to change its corporate name to a name that does not include the word "Amtech" or derivations thereof. From and after the Closing Date, Amtech and AI shall (and shall cause the Remaining Amtech Subsidiaries to) cease to use the name "Amtech" or "Amtech Corporation" or derivations thereof, except (i) as necessary to effect the name changes provided for in the foregoing sentence, (ii) in connection with its trading symbol prior to the effectiveness of the Corporate Name Change, (iii) in connection with any required use of its legal name (rather than the DBA) prior to the effectiveness of the Corporate Name Change, and (iv) to use up existing stationery, packing, shipping, invoices, purchase orders and similar supplies which bear the name "Amtech" for the period necessary to exhaust such supplies, but in no event longer than the later of the date of the effectiveness of the Corporate Name Change and six months from and after the Transfer Date; provided, however, that from and after the tenth business day following the Closing Date, Amtech and AI shall (and shall cause the relevant Remaining Amtech Subsidiaries to) overprint, overstamp, apply an appropriate label or otherwise obliterate the name "Amtech" on such items; and provided, further, however, that from and after the Closing Date, neither Amtech nor AI shall (and shall not permit any of the Remaining Amtech Subsidiaries to) represent or hold itself out to the public as representing or being affiliated with TSG; and provided, further, however, that Amtech shall indemnify, defend and hold harmless the "Buying Interests" from any "Loss" (as such terms are defined in Section 11.1) suffered by any of the Buying Interests as a result of use of the name "Amtech" (or derivations thereof) following the Closing Date.

     8.8  Performance Bonds.  UNOVA shall after the Agreement Date use its best
          -----------------
efforts to substitute effective as of the Closing its credit for the credit of Amtech securing the obligations of any member of TSG under any of its or their executory contracts (the "Performance Bonds"), including without limitation those contracts and agreements set forth on Schedules 3.8(h) and (j) but excluding Performance Bonds identified on Schedule 3.8(h) as the "Amtech Remaining Guarantees." Pending such substitution, Amtech shall keep the Performance Bonds in full force and effect. See Section 11.2(d) regarding indemnification in connection with the Performance Bonds.

     8.9  Collection of Brazilian Notes.  As and when payments of principal and
          -----------------------------
interest are made to AWC under the Brazilian Notes, Intermec shall cause AWC to promptly remit such amounts to Amtech. At any time after the Closing, at the option of Amtech, which shall be exercised, if at all, by giving written notice to UNOVA, UNOVA shall cause AWC to assign to Amtech or its designee legal title to the Brazilian Notes.

     8.10 Immunity from Infringement.  UNOVA shall not (and shall not permit any
          --------------------------
of its subsidiaries, including the members of TSG following the Closing Date,
to) sue Amtech or any of the Remaining Amtech Subsidiaries (for so long as such Remaining Amtech Subsidiaries are Affiliates of Amtech) for infringement of any Intellectual Property presently owned by or assigned to any member of TSG or assigned to UNOVA or any of its subsidiaries pursuant to this Agreement, to the extent that such infringement is caused by the manufacture, use or sale of products of Amtech or the Remaining Amtech Subsidiaries, which products exist on the Closing Date.

     8.11 Thailand and BEFIC Inventory.  In the event that following the Closing
          ----------------------------
Date, any of the Buying Entities or any member of TSG shall sell any of the inventories related to the Thailand or BEFIC contracts, which inventories shall be fully reserved on the Final Closing Balance Sheet pursuant to Section 1.7(a)(ii) and Exhibit A-2, UNOVA shall pay to Amtech an amount (the "Inventory Payment") equal to eighty percent (80%) of the "Net Proceeds" (as hereinafter defined) of such sale; provided, however, that in no event will the Inventory Payment be less than fifty percent (50%) of the original inventory value less the "Deductions" (as hereinafter defined). "Net Proceeds" shall mean the sales price received less the following (the "Deductions"): any selling, general or administrative expenses directly related to such inventory, and costs required to be invested in such inventory to make it saleable, and any shipping costs.
In the event that such inventory shall not have been sold prior to December 31, 1999, Amtech will have the right until March 31, 2000 to have such inventory delivered to Amtech, at its expense.

     8.12 Texas Rangers.  Prior to the conclusion of the 1998 season and
          -------------
subsequent to the Closing Date, UNOVA shall be entitled to receive, upon request, tickets to the Texas Rangers games and access to Amtech's suite at the Ballpark at Arlington up to an aggregate value of $20,000. UNOVA shall have no liability or obligation related to such tickets subsequent to the conclusion of the 1998 season.

     8.13 Agreements Regarding Certain Contracts.  If any of the Selling
          --------------------------------------
Entities or any member of TSG expects to incur warranty costs on the Thailand, Kansas Turnpike or Georgia 400 contracts, in each case, in excess of the amount of the respective warranty reserves provided for such contracts on the Final Closing Balance Sheet, UNOVA shall request Amtech's prior written consent to incur such costs ("Excess Warranty Costs"), which consent shall not be unreasonably withheld or delayed. Following UNOVA's receipt of such consent by Amtech, such Selling Entity or member of TSG may incur such Excess Warranty Costs, and Amtech shall pay to UNOVA the amount of such Excess Warranty Costs
actually incurred by such Selling Entity or member of TSG.   Separately, if the
Thailand customer pays for, or returns, all or a portion of the 10,100 tags advanced to it by Amtech, UNOVA shall remit to Amtech the gross profit or inventory value on such tags up to a maximum payment of $100,000.


                              (Article 9 follows)

                                   ARTICLE 9


                 Noncompetition and Nonsolicitation Agreement
                 --------------------------------------------


     9.1  Noncompetition Agreement.  For and in consideration of the benefits to
          ------------------------
be derived, directly and indirectly, from this Agreement, each of the Selling Entities covenants and agrees that for the period beginning on the Closing Date and ending five years following the Transfer Date, it shall not (and shall not permit any of the Remaining Amtech Subsidiaries to) (the Selling Entities and the Remaining Amtech Subsidiaries are referred to collectively as the "Restricted Parties"), directly or indirectly, as principal, partner, joint venturer, shareholder, investor, owner, employee, officer, director or consultant or otherwise own, manage, operate, finance, control, engage in, consult with in respect of a Competitive Business or otherwise participate in the ownership, management, operation, research, development, financing or control of (each of the foregoing is referred to as a "Prohibited Affiliation"), any business activity included within the "Competitive Business" (as defined in Section 9.4) at any place or locale worldwide. Amtech further agrees to enforce for the benefit of UNOVA and its subsidiaries any noncompetition or nonsolicitation covenants of any of the officers and directors of Amtech or the Remaining Amtech Subsidiaries to the extent such covenants would be breached if such officers and directors were Restricted Parties bound by the provisions of this Article 9.

     9.2  Limitations on Noncompetition Agreement.
          ---------------------------------------

          (a) None of the Restricted Parties shall be prohibited from (i) entering into a Prohibited Affiliation with respect to any corporation, partnership or other business entity (a "Company") partially engaged in the Competitive Business, provided that such activities do not generate more than fifteen percent (15%) of the revenues or represent more than fifteen percent (15%) of the assets of such Company or provided that such Prohibited Affiliation is not with respect to the Competitive Business activities of the Company, (ii) the ownership of not more than ten percent (10%) of any class of debt or equity securities of any Company engaged in the Competitive Business, provided that such securities are listed on a stock exchange or traded in an inter-dealer quotation system, (iii) entering into any Prohibited Affiliation with the express written consent of UNOVA, (iv) the continued conduct of the "ESG Business" which for purposes of this Agreement shall mean the design, manufacture, supply, installation, service and support of the products, software and systems for all forms of electronic security, security management, access control of all types (including vehicle control and parking using microwave RFID systems designed and manufactured by third parties), time, attendance and video badging, asset management, shop floor data collection and monitoring and all applications for RFID products and systems operating at frequencies of less than 30 MHz, or (v) the sale of the ESG Business to a Competitive Business.

          (b) In the event that any provision of this Article 9 shall be held invalid, illegal, void, inoperative or unenforceable in an arbitration pursuant to Section 12.15 by reason of the geographic or business scope or the duration of such provision, such invalidity, illegality or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid, illegal, void, inoperative or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid, illegal, void, inoperative or unenforceable.

     9.3  Nonsolicitation.  Each of the Selling Entities covenants and agrees
          ---------------
that for a period of two years following the Closing Date (the "Nonsolicitation Period"), it shall not (and shall not permit any of the other Restricted Parties (for so long as they are Affiliates of Amtech) to) solicit, encourage or induce any customer, supplier, agent, sales representative, consultant, employee or licensee of any "UNOVA Company" (as defined in Section 9.5 below) to discontinue his, her or its business relationships with any UNOVA Company in respect of the Business. Each of the Selling Entities further covenants and agrees that during the Nonsolicitation Period, such Selling Entity shall not solicit, as an employee, independent contractor or otherwise, or hire any Continuing Employee or any individual who on the Agreement Date is an employee of a UNOVA Company (other than such persons who have resigned from employment entirely of their own accord at least six months prior to any solicitation or hiring by any of the Selling Entities or have been involuntarily terminated) and, in each case, who is at such time or has been within six months prior thereto an employee of any UNOVA Company in respect of the Business except with the prior written consent of UNOVA or by means of general advertising.

     9.4  Definition of Competitive Business.  The term "the Competitive
          ----------------------------------
Business" shall mean the business of microwave radio frequency identification technology design or development, or both, including without limitation microwave wireless data systems for electronic toll collection, rail or intermodal, or the manufacture, sale or servicing of such technologies, including without limitation software development, systems integration or transaction processing services related to such microwave wireless data systems. For purposes of this paragraph, "microwave" shall mean a frequency of 300 MHz or higher.

     9.5  Definition of UNOVA Company.  The term "UNOVA Company" shall mean
          ---------------------------
Intermec and each of its subsidiaries as of the Closing Date and French Subsidiary and the members of TSG and ACL following the Closing Date).

     9.6  Injunctive and Equitable Relief.  Each of the Selling Entities agrees
          -------------------------------
that the remedy of damages for any breach of Article 9 may be inadequate and that in the event of any such breach by any of the Selling Entities (as determined by arbitration under Section 12.15), any of the Buying Entities or any of the UNOVA Companies that is affected by such breach shall be entitled to injunctive relief in addition to any other remedy, at law, in equity or under this Agreement to which it may be entitled.

     9.7  Benefit of Noncompetition Agreement.  Notwithstanding anything in this
          -----------------------------------
Agreement to the contrary, this Article 9 is for the benefit of each of the Buying Entities and each UNOVA Company that is engaged in the Business, and the provisions of this Article 9 may be enforced by any such entity as if it had been a named party to this Agreement.


                             (Article 10 follows)

                                  ARTICLE 10

                                  Termination
                                  -----------

     10.1 Permitted Termination.  This Agreement may be terminated immediately
          ---------------------
upon the receipt of notice of termination as provided for in Section 10.3, and the transactions provided for in this Agreement may be abandoned, without liability on the part of the Party effecting such termination:

          (a)  By mutual written consent of Amtech and UNOVA;

          (b) By either UNOVA or Amtech, if the purchase and sale of the Shares and the Purchased Assets as provided for in this Agreement has not been consummated (for any reason other than a breach of any representation, warranty, covenant or agreement contained in this Agreement by the Party seeking to so terminate) on or before June 11, 1998;

          (c) By UNOVA, if any of the conditions of Article 6 of this Agreement have not been satisfied on or before June 11, 1998 and have not been waived by UNOVA in writing;

          (d) By Amtech, if any of the conditions of Article 7 of this Agreement have not been satisfied on or before June 11, 1998 and have not been waived by Amtech in writing;

          (e) By UNOVA, if any of the Selling Entities files on or before the Closing Date a petition in bankruptcy, reorganization, liquidation or receivership or a petition in bankruptcy, reorganization or receivership is filed on or before the Closing Date against any of the Selling Entities;

          (f) By Amtech, if any of the Buying Entities files on or before the Closing Date a petition in bankruptcy, reorganization, liquidation or receivership or a petition in bankruptcy, reorganization or receivership is filed on or before the Closing Date against any of the Buying Entities; or

          (g) By either Amtech or UNOVA if an order is issued that prohibits or enjoins the Closing and becomes final and non-appealable.

     10.2 Break-up Fees.  If either Amtech or UNOVA terminates this Agreement
          -------------
for any reason other than those specified in Section 10.1, the Party so terminating this Agreement shall pay to the other Party a fee of $300,000, unless the reason for termination is due to the failure of a condition precedent to such terminating Party's obligation to Close that was not within such terminating Party's reasonable control.

     10.3 Notice of Termination.  Any Party terminating this Agreement in
          ---------------------
accordance with Section 10.1 or Section 10.2 shall give the other Parties prompt written notice of termination, setting forth in reasonable detail the cause of termination.

                             (Article 11 follows)

                                  ARTICLE 11
                                  ----------

                                Indemnification
                                ---------------

     11.1 Indemnification by Amtech and AI.  In order to induce the Buying
          --------------------------------
Entities to enter into this Agreement and to consummate the transactions contemplated hereby, Amtech and AI each covenants and agrees to and shall indemnify the Buying Entities and their respective officers, directors and Affiliates (collectively, the "Buying Interests") and shall hold the Buying Interests harmless against and with respect to any and all losses, damages, costs or expenses (including without limitation those incurred in connection with all related investigations, defenses, settlements, judgments and reasonable attorneys' fees and costs) except to the extent specifically provided for on the Final Closing Balance Sheet ("Losses" or individually a "Loss") suffered or incurred by the Buying Interests and resulting from or arising out of:

          (a)  Misrepresentation or Breach of Warranty.  Any misrepresentation
               ---------------------------------------
or breach of warranty by any of the Selling Entities of any of its representations or warranties set forth in this Agreement (including the Schedules and Exhibits), the Related Agreements or in any certificate delivered to any of the Buying Entities pursuant to or in connection with this Agreement;

          (b)  Breach of Covenant or Agreement.  Any breach or nonfulfillment by
               -------------------------------
any of the Selling Entities of any of its covenants, agreements or other obligations set forth in this Agreement (including the Schedules and Exhibits) or the Related Agreements;

          (c)  Taxes.  (i) Any liability of any of the Selling Entities or any
               -----
member of TSG for Taxes for any taxable year or taxable period (or portion thereof) ending on or prior to the Transfer Date but excluding any liability caused by the actions of the Buying Entities after the Closing (for this purpose, the taxable year of any entity taxed as a partnership, in which any of the Selling Entities or any member of TSG owns an interest, shall be deemed to end on the Transfer Date) or for any Tax attributable to the Election or to an election under state, local or foreign law similar to the election available under Section 338(h)(10) of the Code with respect to the purchase and sale of the Shares; and (ii) any several liability of the Selling Entities under Treasury Regulation 1.1502-6 or any similar provision of state, local or foreign law for Taxes of any person other than UNOVA and its subsidiaries after the Transfer Date for any period.

          (d)  Product Liability.  Product Liability arising out of any product
               -----------------
sold by, or any service rendered by, any member of TSG on or prior to the Transfer Date;

          (e)  Employee Claims.  Any claim or other legal recourse by any
               ---------------
present or former employee of any member of TSG (i) arising from his or her employment with such member of TSG at any time prior to the time of Closing on the

Closing Date, except for the Assumed Employee Obligations, or (ii) arising as a consequence of the transactions provided for in this Agreement;

          (f)  Unassumed Liabilities.  Any of the Unassumed Liabilities;
               ---------------------

          (g)  Material Contract Defaults.  Any material breach occurring on or
               --------------------------
prior to the Transfer Date of any of the material executory contracts of any member of TSG, except to the extent that the consequences of such default are reflected in the Final Closing Balance Sheet;

          (h)  Violation of Laws.  The violation prior to the Transfer Date by
               -----------------
Amtech in respect of the Business or any member of TSG of any applicable foreign, federal, state or local laws, regulations, orders, judgments, injunctions, awards or decrees;

          (i)  Environmental Liability.  Any debt, liability or obligation of
               -----------------------
Amtech in respect of the Business or any member of TSG arising under the Environmental Laws and based upon any activities or conditions which occurred or existed on or prior to the Transfer Date, or for any Environmental Activity occurring on or prior to the Transfer Date;

          (j)  Infringement.  Subject to Section 8.10, "Third Party Claims" (as
               ------------
defined in Section 11.3) arising from the infringement occurring on or prior to the Transfer Date of any patents, trade names, trademarks, service marks, copyrights, Software, know-how, industrial property, technology or other proprietary rights of others by any method, process, procedure, apparatus, or equipment used by Amtech in the Business or any member of TSG;

          (k)  Litigation.  Any complaint, action or proceeding brought by any
               ----------
third party arising from the acts or omissions of Amtech in respect of the Business or any member of TSG on or prior to the Transfer Date;

          (l)  AMGT Liabilities.  Any debt, liability or obligation of AMGT that
               ----------------
is not reflected on the Final Closing Balance Sheet;

          (m)  GEC Alsthom Transport.  Any amount paid for the late delivery of
               ---------------------
equipment to SNCF (direction des Achats) in excess of the amount provided for such penalty on the Final Closing Balance Sheet; provided, however, that Amtech shall have the right to approve in advance the settlement of any dispute with the customer with respect to such penalty to the extent that such settlement exceeds the amount of such reserve;

          (n)  WaveNet Liabilities.  Any debt, liability or obligation arising
               -------------------
from WaveNet International, Inc. ("WaveNet"), a former subsidiary of Amtech, or as a consequence of the disposition of WaveNet; and

          (o)  Change of Control Payments.  Any Change of Control Payments that
               --------------------------
are not reflected on the Final Closing Balance Sheet.

     11.2 Indemnification by UNOVA and Intermec.  In order to induce Amtech to
          -------------------------------------
enter into this Agreement and to consummate the transactions contemplated hereby, each of UNOVA and Intermec covenants and agrees to and shall indemnify the Selling Entities and their respective officers, directors and Affiliates (collectively, the "Selling Interests") and shall hold the Selling Interests harmless against and with respect to any and all Losses suffered or incurred by the Selling Interests and resulting from or arising out of:

          (a)  Misrepresentation or Breach of Warranty.  Any misrepresentation
               ---------------------------------------
or breach of warranty by any of the Buying Entities of any of its representations or warranties set forth in this Agreement (including the Schedules and Exhibits), the Related Agreements or in any certificate, document or instrument delivered to any of the Buying Entities pursuant to or in connection with this Agreement and the Related Agreements;

          (b)  Breach of Covenant or Agreement.  Any breach or nonfulfillment by
               -------------------------------
any of the Buying Entities of any of its covenants, agreements or other obligations set forth in this Agreement (including the Schedules and Exhibits) or the Related Agreements;

          (c)  Assumed Liabilities.  Any of the Assumed Liabilities, except to
               -------------------
the extent that any of the Buying Interests is entitled to indemnification from Amtech or AI under Section 11.1 with respect to such Loss;

          (d)  Performance Bonds.  Any of the Performance Bonds or the Dallas
               -----------------
Lease, to the extent such Loss arises after the Transfer Date;

          (e)  Post Closing Operations.  The operation of the Business by
               -----------------------
Intermec and its subsidiaries (including the members of TSG following the Closing Date), except to the extent that any of the Buying Interests are entitled to indemnification with respect to such matter under Section 11.1;

          (f)  Product Liability.  Product Liability arising out of any product
               -----------------
sold by, or any service rendered by, any member of TSG after the Transfer Date; and

          (g)  Change of Control Payments.  Any Change of Control Payments that
               --------------------------
are reflected on the Final Closing Balance Sheet.

     11.3 Claims for Reimbursement.  In the event that any of the Buying
          ------------------------
Interests or the Selling Interests shall have (i) suffered any Loss, or (ii) received any notice of the commencement of any action, proceeding or investigation or the making of any claim or demand by a third party (a "Third Party Claim"), in each case, in respect of which indemnification may be sought by such party pursuant to this Article 11, the party who shall have suffered such Loss or received such notice of such Third Party Claim and who shall seek indemnification in respect thereof (the "Indemnified Party") shall give Amtech or UNOVA, as the case may be (the "Indemnifying Party"), prompt written notice of such Loss or Third Party Claim setting forth in reasonable detail such information as it shall have pertaining thereto and the Indemnified Party's demand for indemnification in respect thereof.

          In the case of Third Party Claims, written notice thereof shall be given to the Indemnifying Party as promptly as practicable; provided, however, that the failure of any Indemnified Party to give timely notice shall not affect rights to indemnification hereunder if (i) such failure to give timely notice does not materially affect the ability or right of the Indemnifying Party to defend such Third Party Claim and the Indemnifying Party is not otherwise materially prejudiced thereby, and (ii) actual notice is given to the Indemnifying Party within a reasonable time.

          The Indemnifying Party shall have 30 days from the date of receipt of said notice (the "Investigation Period") to investigate and dispute the nature, validity or amount of any such claim of Loss or Third Party Claim. During the Investigation Period, the Indemnified Party shall cooperate with the Indemnifying Party for the purpose of such investigation and, without limitation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Indemnified Party's claim, and the Indemnifying Party shall have reasonable access, during normal business hours, to the books, records and other documents of the Indemnified Party relating to such claim and shall have the right to take copies at its expense of such relevant books, records and documents for the purpose of such investigation. In the event that the Indemnifying Party shall dispute the nature, validity or amount of a claim hereunder, the Indemnifying Party shall give the Indemnified Party written notice of such dispute within the Investigation Period, and the relevant Parties shall meet promptly thereafter and in good faith attempt to resolve such dispute. To the extent that such Parties cannot resolve any dispute by agreement within 21 days following such notice of dispute, such dispute shall be resolved pursuant to Section 12.15.

          In the absence of a dispute, the Indemnifying Party shall promptly, and in any event not later than the expiration of the Investigation Period, reimburse the Indemnified Party in full for such Loss, as set forth in the notice. In the event that the Indemnifying Party shall dispute only the amount (and not the validity) of the claim, the Indemnifying Party shall, concurrently with the delivery of its notice of dispute, pay to the Indemnified Party any undisputed portion of the claim.

     11.4 Defense and Settlement of Third-Party Claims.  In the event of a Third
          --------------------------------------------
Party Claim, if the Indemnifying Party acknowledges that, as between it and the Indemnified Party, it is obligated to indemnify the Indemnified Party in connection with such Third Party Claim, then such Indemnifying Party shall have the option to take control of the defense and investigation of such Third Party Claim, and to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Party's sole cost, risk and expense (the "Direct Litigation Option"). The Indemnifying Party may elect to exercise the Direct Litigation Option by giving prior written notice to the Indemnified Party. If the Indemnifying Party so elects, the Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and such attorneys in the investigation, trial and defense of such Third Party Claim and any appeal arising therefrom and shall permit access to the personnel of the Indemnified Party and to any relevant books, records and documents within the possession or control of Indemnified Party in connection with such claim and to take copies of such relevant materials at the expense of the Indemnifying Party; provided, however, that the Indemnified Party may, at its own cost, participate in (but not control) such investigation, trial and defense of such Third Party Claim and any appeal arising therefrom. If the Indemnifying Party does not elect the Direct Litigation Option, then the Indemnified Party shall defend against the Third Party Claim in the manner it deems appropriate.

          The Indemnifying Party may settle a Third Party Claim upon 30 days prior written notice (the "Settlement Review Period") to the other Party, and such settlement shall be binding upon all the Parties; provided, however, that except as otherwise provided with respect to an unauthorized "Non-Monetary Settlement" (as defined below in this Section 11.4), if within the Settlement Review Period the Indemnified Party shall have objected to such settlement, the Indemnifying Party shall either, at the election of the Indemnified Party: (i) contest the claim at the expense of the Indemnified Party (provided the Indemnified Party shall advance to the Indemnifying Party such expenses as may subsequently be incurred), or (ii) permit the Indemnified Party to defend the claim on its behalf and at its expense provided that the Indemnified Party shall keep the Indemnifying Party advised on a timely basis of all developments with respect to such claim and permit the Indemnifying Party to participate, at its election and expense, in the defense of such claim. Upon the resolution of a Third Party Claim a proposed settlement of which the Indemnified Party shall have rejected as provided in this paragraph (a "Rejected Settlement"), the Indemnifying Party's responsibility with respect to such claim shall be limited to the amount of the proposed settlement plus all costs and expenses incurred in connection with the defense of such Third Party Claim on or prior to the date on which the Rejected Settlement was rejected by the Indemnified Party.

          Any settlement or finally determined claim resulting from such contest which is made in accordance with this Section 11.4, together with the total expenses of such contest, shall be binding on the Parties for purposes of this Agreement.

          Notwithstanding anything to the contrary contained in this Section 11.4, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement that (a) provides for non-monetary relief binding on the Indemnified Party or (b) does not include an unconditional and complete release of the Indemnified Party by the claimant (a "Non-Monetary Settlement"). In the event that a Non-Monetary Settlement is proposed by the

Indemnifying Party and the Indemnified Party does not consent thereto, the Indemnifying Party shall continue to be responsible for the full amount of the costs, expenses and any settlement or judgment with respect to such Third Party Claim in accordance with this Article 11.

     11.5 Limitations on Indemnification.
          ------------------------------

          (a)  Duration.  Claims for indemnification under Section 11.1 or 11.2
               --------
must be made, if at all, prior to December 31, 2000 (the "Indemnity Period"), except for claims by a Buying Interest pursuant to Sections 11.1(a) (Misrepresentation and Breach of Warranty), to the extent it is based on a breach of Section 3.5 (Mortgages, Security Interests, Liens, and Other Encumbrances of Title), 11.1(b) (Breach of Covenant or Agreement) and 11.1(f) (Unassumed Liabilities), to the extent it is based on an Unassumed Liability described in paragraphs (a), (b), (d), (e), (f), (g), (i), (k), (n) or (o) of
Section 1.9 (the "Absolute Unassumed Liabilities"), which may be made at any time prior to the tenth anniversary of the Transfer Date, and claims pursuant to
Section 11.1(c) (Taxes), which may be made at any time prior to the expiration of the applicable statute of limitations. Indemnification pursuant to Section
11.1 or 11.2 shall be payable after the expiration of the Indemnity Period, so long as the claim was identified and asserted in reasonable detail prior to such expiration. No claims for indemnification (except as aforesaid) may be made after the expiration of the Indemnity Period.

          (b)  Amount.
               ------

               (i)    Notwithstanding anything to the contrary contained in
Section 11.1, neither Amtech nor AI shall be obligated to pay any claims for indemnification pursuant to Section 11.1 until the aggregate of all Losses exceeds $250,000 (the "Threshold"), except for claims pursuant to Sections 11.1(a) (Misrepresentation and Breach of Warranty), to the extent it is based on a breach of Section 3.5 (Mortgages, Security Interests, Liens, and Other Encumbrances of Title), 11.1(b) (Breach of Covenant or Agreement), 11.1(c) (Taxes), and 11.1(f) (Unassumed Liabilities), to the extent it is based on an Absolute Unassumed Liability, which are not subject to the Threshold. After the aggregate of Losses (except as aforesaid) exceeds the Threshold, indemnification shall be paid for the full amount of all Losses, on a first dollar basis. Claims for indemnification pursuant to Sections 11.1(a) (Misrepresentation and Breach of Warranty), to the extent it is based on a breach of Section 3.5 (Mortgages, Security Interests, Liens, and Other Encumbrances of Title), 11.1(b) (Breach of Covenant or Agreement), 11.1(c) (Taxes), and 11.1(f) (Unassumed Liabilities), to the extent it is based on an Absolute Unassumed Liability, shall be paid from the first dollar of Loss.

               (ii)   Notwithstanding anything to the contrary contained in
Section 11.1, the maximum amount of indemnification that Amtech or AI shall be obligated to pay pursuant to Section 11.1 shall be $10,000,000 (the "Cap"), except for indemnification pursuant to Sections 11.1(c) (Taxes), and 11.1(f) (Unassumed

Liabilities), to the extent it is based on an Absolute Unassumed Liability, which are not subject to the Cap.

     11.6 Actual Knowledge.  Neither Party shall have any liability under this
          ----------------
Agreement for Losses arising from or relating to a breach of any representation or warranty if the Indemnifying Party can establish that the Indemnified Party had actual knowledge on or before the Closing Date of the condition or event constituting such breach.

     11.7 Consequential Damages; Mitigation.  No Party shall have any obligation
          ---------------------------------
to indemnify or hold harmless any Party for (a) consequential Losses arising out of any interruption of business, loss of profits, loss of use of facilities, loss of goodwill or other direct damages or (b) any other Losses to the extent same are (i) caused, contributed to or exacerbated by the actions of the Indemnified Party, or (ii) recovered by the Indemnified Party under any insurance policy listed on Schedule 3.22(a) and the premiums for which were paid prior to the Transfer Date, or (iii) offset by tax savings realized and received on account of such Losses by the Indemnified Party or any of its Affiliates.

     11.8 Exclusive Remedy.  This Article 11 sets forth the exclusive remedy for
          ----------------
monetary damages owing from Amtech or AI to the Buying Interests and from UNOVA or Intermec to the Selling Interests that arise from the matters described in Sections 11.1 and 11.2, except for any claims in which fraud is proven. Each of the Parties hereby waives any claim or cause of action (other than a claim or cause of action in which fraud is proven) for monetary damages that it might assert against the other, with respect to the matters described in Sections 11.1 and 11.2, whether under common law or under any environmental, securities, trade or other law.

     11.9 Indemnity Payments.  All payments made pursuant to this Article 11
          ------------------
(other than payments of interest) shall be treated by the Parties on all tax returns as an adjustment of the Purchase Price.

                             (Article 12 follows)

                                  ARTICLE 12

                           Miscellaneous Provisions
                           ------------------------

     12.1 Public Statements and Press Releases.  No Party shall make, issue or
          ------------------------------------
release any public announcement, press release, public statement or public acknowledgment of the terms, conditions and status of the transactions provided for in this Agreement, without the prior written consent of the other Parties as to the content and time of release and the media in which such statement or announcement is to be made; provided, however, that in the case of announcements, statements, acknowledgments or revelations which any Party, in the opinion of such Party's counsel, is required by law or regulations, including those of public stock exchanges or inter-dealer quotation system on which the securities of such Party or its Affiliates are traded, to make, issue or release (a "Legally Required Statement"), the making, issuing or releasing of any such Legally Required Statement shall not constitute a breach of this Agreement if such Party shall have given, to the extent reasonably possible, three days prior notice to the other Party, and shall have attempted, to the extent reasonably possible, to clear such disclosure with the other Party. Each Party agrees that it will not unreasonably withhold or delay any such consent or clearance.

     12.2 Costs and Expenses.  Each Party shall be responsible for and bear its
          ------------------
respective costs and expenses in connection with, or arising out of, the negotiation and execution of this Agreement and the Related Agreements and consummation of the transactions provided for in this Agreement and the Related Agreements; provided, however, that (i) UNOVA and Amtech shall each be responsible for fifty percent (50%) of all registration, sales, transfer, use and other such taxes and fees, if any, arising out of the sale and transfer to Intermec of the Shares, and (ii) Amtech shall be responsible for all registration, sales, transfer, use and other such taxes and fees, if any, arising out of the sale and transfer to French Subsidiary of Purchased Assets pursuant to this Agreement.

     12.3 Amendment and Modification.  This Agreement may be amended, modified,
          --------------------------
supplemented or terminated only by a writing executed on behalf of each of the Parties.

     12.4 No Assignment.  No Party shall assign, in whole or in part, this
          -------------
Agreement or its respective rights and obligations hereunder without the express prior written consent of the other Parties; provided, however, that either UNOVA or Amtech shall have the right to assign its rights under this Agreement to any of its direct or indirect subsidiaries, but notwithstanding any such assignment such Party shall remain liable for all of its liabilities and obligations under this Agreement.

     12.5 Notices.  All notices, requests, demands or other communications
          -------
hereunder must be in writing and executed by an authorized representative of the Party responsible therefor, and must be given either by hand or telecopy, telefax or other telecommunication device capable of creating a written record which acknowledges receipt, as follows:

           (a)  Amtech or AI.  If such notice is directed to Amtech or AI, it
                ------------
shall be sent to: Amtech Corporation, 19111 Dallas Parkway, Suite 300, Dallas, Texas 75287, Fax No. 972/733-6693, Attention: General Counsel, with a copy to Hughes & Luce L.L.P., 1717 Main, Dallas, Texas 75201, Fax No. 214/939-5849,
Attention: Kenneth G. Hawari, or to such other person or place as Amtech shall have specified to UNOVA in writing by a notice in accordance with this Section 12.5.

           (b)  UNOVA, Intermec or French Subsidiary.  If such notice is
                ------------------------------------
directed to UNOVA, Intermec or French Subsidiary, it shall be sent to: UNOVA, Inc., 360 North Crescent Drive, Beverly Hills, California 90210-4867, Fax No:
(310) 888-2848, Attention: General Counsel, with copy to: Intermec Technologies Corporation, 6001 36th Avenue West, Everett, Washington 98203, Fax No: (425) 355-9551, Attention: Group Counsel, or to such other person or place as UNOVA shall have specified to Amtech in writing by a notice in accordance with this
Section 12.5.

     12.6  Counterparts and Facsimile.  This Agreement may be executed
           --------------------------
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument, and any of such counterparts may be delivered by facsimile transmission.

     12.7  Captions.  The captions and table of contents contained in this
           --------
Agreement are provided for convenience of reference only and shall not be deemed to constitute a part of this Agreement.

     12.8  Schedules and Exhibits.  One complete set of the Schedules and
           ----------------------
Exhibits has been marked for identification and delivered to each of the Parties prior to the execution and delivery of this Agreement. The Schedules and Exhibits are an integral part of this Agreement and are incorporated into this Agreement by this reference.

     12.9  Waiver; Remedies.  No single or partial waiver of any breach of any
           ----------------
provision of this Agreement shall be held to be a waiver of any other or subsequent breach, and the failure of a Party to enforce at any time any provision of this Agreement shall not be deemed a waiver of any right of any such Party to subsequently enforce such provision.

     12.10 Governing Law.  This Agreement shall be construed, interpreted and
           -------------
enforced in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules.

     12.11 Severability.  In the event that any provision or any portion of any
           ------------
provision of this Agreement shall be held invalid, illegal or unenforceable under applicable law, such invalidity, illegality or unenforceability shall attach only to such provision and shall not affect or render invalid, illegal or unenforceable, and, to the fullest extent permitted by law, such provision shall be construed so as not to be invalid, illegal or unenforceable.

     12.12 No Third Party Beneficiaries.  Except to the extent otherwise
           ----------------------------
specifically provided in Articles 9 and 11, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party, nor shall any provision of this Agreement give any third persons any right of subrogation or action against any Party.

     12.13 Construction.  This Agreement and the Related Agreements shall be
           ------------
interpreted without regard to any presumption or rule requiring construction against the Party causing such agreements to be drafted.

     12.14 Entire Agreement.  This Agreement, including the Exhibits and
           ----------------
Schedules and the Related Agreements constitute the sole understanding and agreement of the Parties with respect to the subject matter of this Agreement and supersede and cancel all prior understandings and agreements.

     12.15 Resolution of Disputes.  In the event of any dispute between any of
           ----------------------
the Parties, the Selling Interests or the Buying Interests arising out of or relating to this Agreement or the performance, breach, validity or interpretation or enforcement of this Agreement, such dispute shall be submitted to arbitration and finally settled under the Commercial Rules of the American Arbitration Association by an arbitrator appointed in accordance with those Rules. The place of the arbitration shall be Los Angeles, California. The award and findings of such arbitrator shall be conclusive and binding upon the Parties, and judgment upon such award may be entered in any court of competent jurisdiction. Amtech shall bear all costs and expenses of its advisors and one-half of the costs and expenses of the arbitration, and UNOVA shall bear all costs and expenses of its advisors and one-half of the costs and expenses of the arbitration.

     12.16 Covenants Regarding Remaining Amtech Subsidiaries.  It is understood
           -------------------------------------------------
and agreed that the continuing covenants of any of the Parties under this Agreement with respect to the Remaining Amtech Subsidiaries shall apply to each Remaining Amtech Subsidiary for only such time as such Remaining Amtech Subsidiary is an Affiliate of Amtech.

                           (signature page follows)

     IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Agreement to be executed on and as of the Agreement Date.

UNOVA, INC.

By:     /s/ Theodore S. Eagle
        --------------------------------

Name:   Theodore S. Eagle
        --------------------------------

Title:  Authorized Representative
        --------------------------------

INTERMEC TECHNOLOGIES CORPORATION

By:     /s/ Theodore S. Eagle
        --------------------------------

Name:   Theodore S. Eagle
        --------------------------------

Title:  Authorized Representative
        --------------------------------

INTERMEC TECHNOLOGIES S.A.

By:     /s/ Sven Skarendahl
        --------------------------------

Name:   Sven Skarendahl
        --------------------------------

Title:  President Director General
        --------------------------------

AMTECH CORPORATION

By:     /s/ Steve M. York
        --------------------------------

Name:   Steve M. York
        --------------------------------

Title:  CFO
        --------------------------------

AMTECH INTERNATIONAL S.A.

By:     /s/ John T. Bickmore
        --------------------------------

Name:   John T. Bickmore
        --------------------------------

Title:  Managing Director
        --------------------------------

                               LIST OF EXHIBITS

                                      to

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------


Exhibit            Description                              Page Reference
-------            -----------                              --------------

A-1        Certain Excluded Assets...................................... 3

A-2        Certain Final Closing Balance Sheet Adjustments.............. 6

B          INTENTIONALLY OMITTED

C          Allocation of Purchase Price................................. 8

D          Certain Assumed Liabilities.................................. 8

E          Certain Unassumed Liabilities................................10

F          Opinion of Counsel for Amtech................................39

G          Nonsolicitation Agreement....................................39

H          INTENTIONALLY OMITTED

I          Opinion of Counsel for UNOVA.................................41

J          Dallas Sublease..............................................41

                               LIST OF SCHEDULES

                                       to

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------


Schedule               Description                                Page Reference
--------               -----------                                --------------

3.1(e)      Subsidiaries and Other Equity Investments.........................16

3.1(g)      Capitalization and Shareholders...................................16

3.2(a)      December Financials...............................................16

3.2(b)      1996 Financials...................................................16

3.2(c)      Events Subsequent to December Balance Sheet.......................17

3.2(d)      Indebtedness......................................................17

3.3         Accounts Receivable...............................................18

3.4         Inventory Valuation Policy........................................18

3.5         Mortgages, Security Interests, Liens, and Other
             Encumbrances of Title............................................18

3.6(a)      Owned Real Property...............................................19

3.6(b)      Realty Leases (as Lessee).........................................19

3.6(f)      Environmental Matters.............................................19

3.8(a)      Sales Orders, Bids and Proposals..................................21

3.8(b)      Purchase Orders...................................................21

3.8(c)      Sales Representative, Distributor and Dealer Agreements...........21

3.8(d)      Personal Property Leases (as Lessee)..............................21

3.8(e)      Noncompetition Agreements or Covenants............................21

3.8(f)      Confidential Nondisclosure Agreements.............................21

3.8(g)      Consultant Agreements.............................................22

3.8(h)      Guarantees........................................................22

3.8(i)      Powers of Attorney, Proxies.......................................22

3.8(j)      Letters of Credit, Surety, Bid and Performance Bonds..............22

3.8(k)      Derivatives.......................................................22

3.8(l)      Major Customers and Suppliers.....................................22

3.8(m)      Contracts with Affiliates.........................................22

3.8(n)      Other Contracts...................................................23

3.9         Suitability and Good Repair.......................................23

3.10(a)     Intellectual Property Rights......................................23

3.10(b)     Licenses of Intellectual Property Rights to
             or from Third Parties............................................24

3.10(d)     Registration and Maintenance Fees.................................24

3.11        Infringement and Indemnification..................................24

3.12        Confidential Information or Trade Secrets.........................24

3.13(b)     Performance and Documentation of TSG Software.....................25

3.13(c)     Development of TSG Software.......................................25

3.13(d)     Protection of TSG Software........................................26

3.14        Product and Service Warranties....................................26

3.15(a)     Employees.........................................................26

3.15(b)     Indebtedness to Employees.........................................26

3.15(c)     Loans or Advances to Employees....................................26

3.15(f)     Employee Benefit Plans............................................27

3.15(g)     Employment Contracts..............................................27

3.15(h)     Open Employment Requisitions......................................27

3.16        Pending or Threatened Claims, Litigation and
             Governmental Proceedings.........................................28

3.17        Judgments, Orders and Consent Decrees.............................28

3.19        Franchises, Permits, Etc..........................................28

3.20        Economic Sanctions and Questionable Payments......................28

3.21        Taxes.............................................................29

3.22(a)     Insurance Policies................................................29

3.22(b)     Bank Accounts.....................................................30

3.23        Required Consents (Buying Entities)...............................30

4.5         Required Consents (Selling Entities)..............................33

                                Credit Lyonnais

                                Bank #      30002
                                Branch #    00779
                                A/C #       0000000570M
                                RIB         50


                                US $ A/C

(This is the Amtech International USD account, which Intermec Technologies S.A. is not purchasing and into which the French Purchase Price is to paid.)

                                  EXHIBIT A-2
                    FINAL CLOSING BALANCE SHEET ADJUSTMENTS



1. Any account receivable related to Project numbers 81001 (American Freightways-Fuel Pilot) and 81003 (Fort Worth Carriers) will be written-off. As of December 31, 1997, these accounts receivable totaled $93,879.

2. Unless a purchase order has been received prior to the settlement of the Final Closing Balance Sheet pursuant to Section 1.7, any inventory related to inventory items AS8450-8 and A11810 will be reserved for at 50% of their value,
such value being determined in accordance with past practices.   These inventory
items had a value of FF 184,931 and FF 118,614, respectively, as of March 31, 1998.

3. It is Amtech's practice to reserve for 90% of the total value of inventory identified as obsolete, including field service parts identified as obsolete. Obsolete inventory, including obsolete field service parts, will be reserved for in accordance with past practice except that, in the event that the 10% not reserved for exceeds $25,000, such amount in excess of $25,000 will be reserved at 100% of value. For example, if the 10% of obsolete parts not reserved for is $27,000, $2,000 of such amount will be reserved.

4. It is Amtech's practice to reserve for 65% of the total value of demonstration equipment. Demonstration equipment will be reserved for in accordance with past practice except that, in the event that the 35% not reserved for exceeds $25,000, such amount in excess of $25,000 will be reserved at 100% of value.

5. It is Amtech's practice to reserve for certain identified warranty expense exposures and to maintain a general reserve for warranty.

     (a) The reserve for certain identified warranty exposures shall include, but not be limited to, the following amounts:

                 Kansas Turnpike           $200,000
                 Georgia 400               $ 50,000
                 Thailand                  $ 25,000

     With respect to the Kansas Turnpike, Georgia 400 and Thailand, the warranty exposures are also subject to a further agreement between the parties as cited in Section 8.13.

     (b) The general reserve for warranty shall be the greater of $200,000 or 1.2% of the trailing twelve months' costs of shipment.

6. The Final Closing Balance Sheet shall include an accrual of $150,000 related to Hong Kong taxes.

7. The Final Closing Balance Sheet shall include an accrual of all amounts due to employees through the Closing Date under any bonus plan covering the period between January 1, 1998 and December 31, 1998.

8. The Final Closing Balance Sheet shall include an accrual for management bonuses through the Transfer Date using the same plan concepts as per the 1997 management bonus plan except that all such bonuses will be based on meeting or exceeding the budgeted operating profits previously supplied to UNOVA. Such accrual will be reduced by any amount already provided for under item 7 above.

9. All inventories related to Thailand and BEFIC shall be reserved for at 100%. A further agreement between the Parties is cited in Section 8.11.

10. The Final Closing Balance Sheet shall include a prepaid expense in the amount of $20,000 related to the Ballpark at Arlington. A further agreement between the Parties is cited in Section 8.12.

11. The Final Closing Balance Sheet shall include an accrual of the year-to-date employer match under Amtech's 401(k) plan.

12. The Final Closing Balance Sheet shall not include any reserves for downsizing, relocation, or reorganization of TSG (including its Paris office).

13. With respect to that certain contract which is identified on Schedule 3.8(a) as the "FDOT Contract," the contract value (base contract and amendments one through five) is $38,873,000, the estimated cost at completion is $44,436,000, yielding a negative margin of $5,563,000. Based on the foregoing amount, the balance sheet reserve shall be stated at between $4,600,000 and $4,700,000. No additional reserve shall be recorded with respect to the FDOT Contract on the Final Closing Balance Sheet.

14. The value of the Passkey software on the Final Closing Balance Sheet will be $3,283,000, adjusted for normal capitalization and amortization for the month of May consistent with past practices.

15. The Final Closing Balance Sheet shall include a reserve for software licensing in the amount of $36,666.

                                   EXHIBIT C


                         Allocation of Purchase Price
                         ----------------------------



                           No additional agreements.

                                   EXHIBIT D


                          CERTAIN ASSUMED LIABILITIES
                          ---------------------------




                                     None

                                   EXHIBIT E


                         CERTAIN UNASSUMED LIABILITIES
                         -----------------------------




                                     None

                                   EXHIBIT G

                           NONSOLICITATION AGREEMENT
                           -------------------------


     THIS AGREEMENT, made and entered into on the 11/th/ day of June, 1998, between _________________ (the "Restricted Party"), and UNOVA, Inc. ("UNOVA"), a Delaware corporation. The Restricted Party and UNOVA are sometimes referred to collectively as the "Parties" and individually as a "Party."

                                   RECITALS

     A. UNOVA, Intermec Technologies Corporation ("Intermec") and Intermec Technologies S.A. ("French Subsidiary"), on the one part (UNOVA, Intermec and French Subsidiary are referred to collectively as the "Buying Entities"), and Amtech Corporation ("Amtech") and Amtech International S.A. ("AI"), on the other part, have entered into that certain Agreement (the "Purchase and Sale Agreement"), dated June 11, 1998, pursuant to which (i) Intermec will purchase from Amtech the outstanding capital stock of Amtech Systems Corporation, Amtech World Corporation and AMGT Corporation, and (ii) French Subsidiary will purchase from AI substantially all of the assets of AI (said transactions are referred to collectively as the "Transaction").

     B. Section 6.11 of the Purchase and Sale Agreement requires, as a condition precedent to the obligations of the Buying Entities to consummate the Transaction, that the Parties shall have entered into this Agreement.

     C. The Restricted Party desires to induce UNOVA to consummate the Transaction.

     D. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Purchase and Sale Agreement.

     NOW, THEREFORE, in consideration of the premises, the Parties agree as follows:

     1.   Nonsolicitation Agreement.  The Restricted Party covenants and agrees
          -------------------------
that for a period of two years following the Transfer Date (the "Restricted Period"), he or it, as applicable shall not solicit, encourage, facilitate or induce any customer, supplier, agent, sales representative, consultant, employee or licensee of any "UNOVA Company" (as defined below) to discontinue his or its business relationships with any UNOVA Company in respect of the Business. The Restricted Party further covenants and agrees that during the Restricted Period, he or it, as applicable shall not solicit, as an employee, independent contractor or otherwise, or hire any "Continuing Employee" (as defined in Section 8.5(a) of the Purchase and Sale Agreement) or any individual who is on the date of this Agreement an employee of Intermec or any of its subsidiaries (other than such persons who have resigned from employment entirely of their own accord at least six months prior to any solicitation or hiring by the Restricted Party or have been involuntarily terminated) and, in each case, who is at such time or has been within six months prior thereto an employee of any UNOVA Company in respect of the Business, except with the prior written consent of UNOVA or by means of general advertising. For purposes of this Agreement, the term "UNOVA Company" shall mean Intermec and each of its subsidiaries as of the Closing Date and French Subsidiary and the members of TSG and ACL following the Closing Date.

     2.   Resolution of Disputes.  In the event of any dispute between UNOVA and
          ----------------------
the Restricted Party arising out of or relating to this Agreement or the performance, breach, validity or interpretation or enforcement of this Agreement, such dispute shall be submitted to arbitration and finally settled under the Commercial Rules of the American Arbitration Association by an arbitrator appointed in accordance with those Rules. The place of the arbitration shall be Los Angeles, California. The award and findings of such arbitrator shall be conclusive and binding upon the Parties, and judgment upon such award may be entered in any court of competent jurisdiction. The Restricted Party shall bear all costs and expenses of his advisors and one-half of the costs and expenses of the arbitration, and UNOVA shall bear all costs and expenses of its advisors and one-half of the costs and expenses of the arbitration.

     3.   Injunctive and Equitable Relief.  The Restricted Party agrees that the
          -------------------------------
remedy of a UNOVA Company at law for any breach of Section 1 may be inadequate and that in the event of any such breach or violation by the Restricted Party (as determined by arbitration under Section 2), such UNOVA Company shall be entitled to injunctive relief in addition to any other remedy, at law, in equity or under this Agreement to which such UNOVA Company may be entitled. Without limiting the generality of the preceding sentence, the Parties acknowledge and agree that it is impossible to measure in money all of the damages that would accrue to such UNOVA Company by reason of any breach of Section 1. The Restricted Party waives in advance any claim or defense, in any arbitration that may in the future be commenced by such UNOVA Company to enforce such provisions, that such UNOVA Company has an adequate remedy at law.

     4.   Beneficiaries.  All UNOVA Companies are beneficiaries under this
          -------------
Agreement and any UNOVA Company shall be entitled to commence arbitration under
Section 2 to enforce this Agreement without the necessity of joining any other UNOVA Company.

     5.   Notices.  All notices, requests, demands or other communications
          -------
hereunder must be in writing and executed by an authorized representative of the Party responsible therefor, and must be given either by hand or telecopy, telefax or other telecommunication device capable of creating a written record which acknowledges receipt, as follows:

          (a) The Restricted Party.  If such notice is directed to the
              --------------------
Restricted Party, it shall be sent to:  __________________________________, or to such other
person or place as the Restricted Party shall have specified to UNOVA in writing by a notice in accordance with this Section 5.

          (b) UNOVA.  If such notice is directed to UNOVA, it shall be sent to:
              -----
UNOVA, Inc., 360 North Crescent Drive, Beverly Hills, California 90210-4867, Fax No: (310) 888-2848, Attention: General Counsel, with copy to: Intermec Technologies Corporation, 6001 36/th/ Avenue West, Everett, Washington 98203, Fax No: (425) 355-9551, Attention: Group Counsel, or to such other person or place as UNOVA shall have specified to the Restricted Party in writing by a notice in accordance with this Section 5.

     6.   Governing Law.  This Agreement shall be construed and interpreted in
          -------------
accordance with the laws of the State of Delaware without regard to its conflicts of law rules.

     7.   Counterparts; Facsimile.  This Agreement may be executed
          -----------------------
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument, and any of such counterparts may be delivered by facsimile transmission.

     8.   Waiver; Remedies.  No single or partial waiver of any breach of any
          ----------------
provision of this Agreement shall be held to be a waiver of any other or subsequent breach, and the failure of a UNOVA Company to enforce at any time any provision of this Agreement shall not be deemed a waiver of any right of a UNOVA Company to subsequently enforce such provision. All remedies afforded in this Agreement shall be taken and construed as cumulative, that is, in addition to every other remedy provided in this Agreement or by law.

     9.   Construction.  This Agreement shall be interpreted without regard to
          ------------
any presumption or rule requiring construction against the Party causing such Agreement to be drafted.

     10.  Entire Agreement.  This Agreement and the Purchase and Sale Agreement
          ----------------
constitute the sole understanding and agreement of the Parties with respect to the subject matter of this Agreement and supersede and cancel all prior understandings and agreements.

     IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Agreement to be executed on and as of the date first above set forth.

UNOVA, Inc.

By:
       -----------------------------        ------------------------------------
                                                   The Restricted Party
Title:
       -----------------------------

                                   EXHIBIT J


                                DALLAS SUBLEASE
                                ---------------

                                   SUBLEASE
                                   --------


          This Sublease is made as of June 11, 1998 between Intermec Technologies Corporation, a Washington corporation having an office and place of business at 6001 36th Avenue West, Everett, WA 98203, as sublessor ("Sublessor"), and Amtech Corporation, a Texas corporation, having an office and place of business at 19111 Dallas Parkway Suite 300, Dallas, Texas 75287 as sublessee ("Sublessee").

          In consideration of the terms, covenants and conditions of this Sublease, the parties hereto covenant and agree:

     1.   DEMISE OF THE PREMISES
          ----------------------

          a. Sublessor has leased certain premises ("Lease Premises") in the building ("Building") known as 19111 Dallas Parkway, Dallas, Texas 75287, pursuant to a lease dated November 14, 1996 (the "Lease") made by Rosemeade Office Development, L.P., as landlord ("Landlord") and Amtech Corporation, as Tenant, and Tenant's interest in the Lease was assigned to Sublessor as Tenant under the Lease. A copy of the Lease has been delivered to Sublessee and Sublessee acknowledges receipt thereof.

          b. Subject to the provisions of the Lease, Sublessor subleases and demises to Sublessee and Sublessee hires and takes from Sublessor, the following described premises within the Lease Premises, being 10,000 square feet of net rentable space ("Sublease Premises"), together with all the improvements, appurtenances, rights, privileges and easements in anywise pertaining to the Sublease Premises including, but not limited to, the right of ingress to and egress from the Sublease Premises and parking facilities, and the right to use in common with the Landlord, Sublessor and other tenants of the Building, the

          c. Common areas of the Building ("Common Areas"), which are the elevators, stairways, corridors, entranceways, restrooms, parking facilities, and other similar facilities that exist in and about the Building, and that are generally available to all tenants in the Building.

     2.   TERM
          ----

          The term of this Sublease shall commence on June 11, 1998 and end on September 10, 1998, unless sooner terminated or extended as provided in this Sublease.

     3.   RENT
          ----

          Sublessee shall pay One and 00/100 Dollar ($1.00) in advance on the first day as rent for the term of this Sublease. Rent shall be paid to Sublessor at its address first above written, unless Sublessor shall designate some other payee or address for the payment by giving written notice to that effect to Sublessee.

     4.   UTILITIES AND SERVICES
          ----------------------

          a. Sublessor shall cause Landlord to furnish and equip the Building and provide utilities and services thereto as required by the terms of the Lease.

          b. Sublessor shall promptly, upon obtaining knowledge that the same are due, pay Sublessor's Proportionate Share of the costs of all utilities and services that Sublessor is required to either pay or reimburse Landlord pursuant to the Lease. If the Sublease Premises are separately metered for certain utilities, Sublessee shall cause those utility accounts to be placed in Sublessee's name, and shall promptly pay all utility bills directly to the applicable utility before same become past due.

     5.   USE OF SUBLEASE PREMISES
          ------------------------

          The Sublease Premises may be used for the purposes of offices, sales, showroom, and for other lawful purposes of a nature which are not hazardous, not a nuisance and are not prohibited by the terms of the Lease.

     6.   LEASE PROVISIONS
          ----------------

          Except for Articles 3,4, and 10 of the Lease and to the extent not otherwise inconsistent with the agreements and understandings expressed in this Sublease or applicable only to the original parties to the Lease, the terms, provisions, covenants and conditions of the Lease are hereby incorporated herein by reference on the following understandings:

          a. The term "Landlord" used therein, shall refer to Sublessor hereunder and its successors and assigns; and the term "Tenant", as used therein, shall refer to Sublessee hereunder.

          b. In any case where the Landlord reserves the right to enter the Sublease Premises, said right shall inure to the benefit of the Landlord as well as to Sublessor.

          c. With respect to work, services, repairs, repainting and restoration or the performance of other obligations required of the Landlord under the Lease, Sublessor's sole obligation with respect thereto shall be to request the same, on request in writing by Sublessee, and to use reasonable efforts to obtain the same from the Landlord. Sublessor shall have no obligation to commence litigation or arbitration, nor to expend any money in connection therewith.

          d. Sublessee hereby expressly assumes and agrees to perform all of the terms, obligations, covenants and conditions required by the Lease to be performed by Sublessor with respect to the Sublease Premises and not to do, suffer or permit anything to be done with respect to the Sublease Premises, which would result in a default under the Lease or cause the Lease to be terminated or forfeited.

          e. Sublessor shall maintain the Lease in full force and effect during the entire term of this Sublease subject, however, to any earlier termination of the Lease without the fault of Sublessor.

          f. Sublessee shall not assign this Sublease or further sublease the Sublease Premises, in whole or in part, and shall make no alterations or improvements to the Sublease Premises without: (i) The prior written consent of Sublessor (which consent Sublessor agrees not to unreasonably withhold); and (ii) the prior written consent of the Landlord (if required by the Lease). Any purported assignment or sublease in violation hereof shall be void as to Sublessor.

          g. Sublessee shall not create, permit or suffer any liens, encumbrances or charges upon the Sublease Premises.

     7.   INSURANCE
          ---------

          a. Liability Insurance: Sublessee shall, at Sublessee's expense, obtain and keep in force during the term of this Sublease, a policy of comprehensive public liability insurance issued by an insurance company licensed to write such insurance in the State of Texas, insuring Sublessor and Sublessee against any liability arising out of the use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount of not less than Two Million Dollars ($2,000,000.00) for injury to or death of one or more persons in any one accident or occurrence. Such insurance shall further insure Sublessor and Sublessee against liability for property damage of at least One Million Dollars ($1,000,000.00). Said insurance shall have an owner's protective liability endorsement attached thereto. If Sublessee fails to procure and maintain said insurance, Sublessor may, but shall not be required to, procure and maintain the same, but at the expense of Sublessee.

          b. Personal Property Insurance: Sublessee shall obtain and keep in force during the term of this Lease, a policy or policies of insurance covering loss or damage to Sublessee's personal property, inventory, machinery, equipment and trade fixtures, in the amount of the full replacement value thereof, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and special perils (all risk).

          c. Insurance Policies: Sublessee shall deliver to Sublessor certificates evidencing the existence of the amount of liability insurance required hereunder with loss payable clauses satisfactory to Sublessor. No such policy shall be cancelable or subject to reduction of coverage or other modification except after ten (10) days prior written notice to Sublessor. Sublessee shall, within ten
             (10) days prior to the expiration of such policies, furnish Sublessor with renewals thereof; or, if Sublessee fails to do so, Sublessor may, at its option, order such insurance and charge the cost thereof to Sublessee, which amount shall be due and payable as Additional Rent to Sublessor together with Sublessee's next Monthly Rent installment.

          d. Mutual Waiver of Subrogation: Except for Sublessor's self-insurance, if any, Sublessee and Sublessor each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Sublessee and Sublessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Sublease if required by the respective carrier.

     8.   LEASE RIGHTS
          ------------

          Sublessor's rights under the Lease (excepting such rights as are personal to the Sublessor), may be enforced against the Landlord by Sublessee in its own name or in Sublessor's name, provided Sublessee advises Sublessor in writing at least seven (7) days before taking any action to enforce such rights. Sublessee agrees to reimburse Sublessor for any reasonable attorney fees or other expenses incurred by Sublessor as a result of any such action.

     9.   HAZARDOUS MATERIALS
          -------------------

          a. The term "Hazardous Material" means any hazardous or toxic substance, material or waste which was, is or becomes regulated, by any local government authority, the State of Texas, or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) friable asbestos; (ii) designated as a "hazardous substances" pursuant to
             Section 311 of the Federal Water Pollution Control Act (33 U.S.C.
             (S) 1317); (iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq. ("RCRA"); (iv) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
             (S) 9601 et seq. ("CERCLA"); or (v) designated as a "hazardous material" pursuant to Section 1803 of the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq.

          b. The term "Material Contamination" means any unlawful contamination of the Sublease Premises, however caused, the remediation of which would cost, at the time such contamination is discovered, more than Five Thousand Dollars ($5,000.00) to complete. In no event, shall the preceding sentence be construed as a "deductible" with respect to Sublessee's liabilities and obligations, nor be construed to limit or reduce any liability or obligation of Sublessee under the terms of this Sublease or applicable law if such Material Contamination occurs.

          c. Sublessee shall not cause or permit any Hazardous Material to be brought upon, kept or used in, on or about the Lease Premises except such Hazardous Material as is or will be necessary to Sublessee's business and will be transported, kept, stored, used, discharged, generated, released and disposed of in a manner that complies with all laws regulating any such Hazardous Material.

          d. Sublessee shall, promptly upon knowledge thereof, advise Sublessor in writing of (a) any Material Contamination of the Sublease Premises; (b) any unlawful transportation, storage, use, discharge, generation, release or disposal of Hazardous Material on, about, to or from the Sublease Premises; (c) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted or threatened by any federal, state or local governmental agency with respect to Hazardous Material affecting the Sublease Premises or the operations of Sublessee thereon or therefrom, and (d) all claims made or threatened by any third party against Sublessee or the Sublease

             Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Material brought upon, transported, kept, stored, used, generated, discharged or released or disposed of on, about, to or from the Sublease Premises.

          e. For purposes of this Sublease, any decline in the fair market value of the Land and Building shall be calculated with reference to the date upon which such contamination is discovered.

          f. This indemnification of Sublessor by Sublessee in Paragraph 14 hereof shall survive the expiration or prior termination of this Sublease, and the costs and expenses recoverable under this indemnity shall include, without limitation, costs incurred in connection with any investigation of site conditions and any clean-up, remedial, removal or restoration work required by any federal, state or local government agency or political subdivision because of Hazardous Material present in the building, soil, water or air on, under or about the Sublease Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Sublease Premises caused or permitted by Sublessee results in any contamination of the Sublease Premises, Sublessee shall promptly take all actions at its sole expense as are necessary to return the Sublease Premises to the condition existing prior to the introduction thereto of such Hazardous Material.

     10.  MAINTENANCE AND REPAIRS
          -----------------------

          Except for repairs and replacements required of Landlord pursuant to the Lease, Sublessee shall provide, at its own cost and expense, all repairs, including replacements, necessary to the Sublease Premises, its walls, floors, ceilings, electrical conduits, mechanical systems and plumbing.

     11.  ALTERATIONS, IMPROVEMENTS & INSTALLATIONS BY SUBLESSEE
          ------------------------------------------------------

          Sublessee shall make no alterations or improvements to the Premises without Landlord's prior written consent, which may be withheld for any reason.

     12.  SUBLEASE PREMISES "AS IS"
          ------------------------

          Sublessee shall accept the Sublease Premises in their "as is" condition, and acknowledges that no representations with respect to their condition have been made to it.

     13.  SIGNS
          -----

          Sublessor shall, at Sublessee's sole cost and expense, cause Landlord to provide Sublessee with a listing of its name on the directory board in the lobby of the Building, and if no such directory board exists, signs in such locations in the Building and on the Land as shall advertise Sublessee's occupancy of the Sublease Premises or direct visitors, guests, business invitees, and the like to the Sublease Premises, all as may be permitted by Sublessee's Landlord. Sublessee shall not otherwise place or paint any sign on or in the Building or on the Land except in compliance with the terms of the Lease, and if Landlord's consent is required, without first obtaining Landlord's consent.

     14.  INDEMNITY
          ---------

          Sublessee shall indemnify and hold Sublessor and Landlord harmless from and against any and all claims arising from Sublessee's use of the Sublease Premises, or from the conduct of Sublessee's business or from any activity, work or things done, suffered or permitted by Sublessee in or about the Sublease Premises or elsewhere, and shall further indemnify and hold Sublessor and Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Sublessee's part to be performed under the terms of this Sublease, or arising from any negligence of Sublessee, or any of Sublessee's agents, contractors or employees, and from and against all costs, attorney fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Sublessor or Landlord by reason of any such claim, Sublessee, upon notice from Sublessor, shall defend the same at Sublessee's expense by counsel satisfactory to Sublessor. Sublessee, as a material part of the consideration hereunder to Sublessor, hereby assumes all risk of damage to property or injury to persons in, upon or about the Sublease Premises arising from any cause (except acts of Sublessor), and Sublessee hereby waives all claims in respect thereof against Sublessor.

     15.  HOLDING OVER
          ------------

          If Sublessee remains in possession of the Sublease Premises after the expiration of the term of this Sublease, Sublessee shall be deemed to be a subtenant from month-to-month only, at the market monthly rental rate in effect for similar buildings in the area, and governed in all other things, except as to the duration of the term, by the provisions of this Sublease. Either party may then terminate such month-to-month tenancy by giving to the other party at least thirty (30) days prior written notice of termination.

     16.  SURRENDER
          ---------

          At the expiration of the term of this Sublease, Sublessee will quit and surrender possession of the Sublease Premises to Sublessor in as good condition as when delivered by Sublessor, excepting ordinary wear and tear, and as provided in the clauses of this Sublease entitled: MAINTENANCE AND REPAIRS; ALTERATIONS, IMPROVEMENTS & INSTALLATIONS BY Sublessee.

     17.  NOTICES
          -------

          All notices, requests, demands or other communications hereunder must be in writing executed by an authorized representative of the party responsible therefore, and must be given, and shall be deemed given, when delivered either by hand or telecopy, or other telecommunications device capable of creating a written record (which must be confirmed by certified mail); or shall be deemed given when actually received if given by mailing prepaid certified or overnight mail (including privately-owned air courier services) (a) if to Sublessor at its address above set forth, with a copy to UNOVA, Inc., Attn: Real Estate Department, 360 N. Crescent Drive, Beverly Hills, CA 90210; or (b) if to Sublessee at its address set forth above or to such other person or place party shall designate to the other party in writing. Any notice delivered personally in the manner provided herein shall be deemed given upon actual receipt.

     18.  QUIET ENJOYMENT
          ---------------

          Sublessor covenants that, so long as Sublessee is not in breach of the terms and conditions of this Sublease, Sublessee shall peaceably and quietly have, hold and enjoy the Sublease Premises for the lease term hereof, without unreasonable interference or disturbance from Sublessor, subject to the provisions of this Sublease.

     19.  MISCELLANEOUS
          -------------

          Each of the terms and agreements herein contained are binding upon and inure to the benefit of the parties, their heirs, personal and legal representatives, successors and assigns. This Sublease is the entire agreement made between the parties and may not be modified except by an agreement in writing signed by all the parties hereto or their successors in interest.

     20.  ENTIRE AGREEMENT
          ----------------

          This Sublease Agreement contains all of the understandings of the parties, and all representations made by either party to the other prior hereto are merged herein.

     21.  MODIFICATIONS
          -------------

          This Sublease Agreement may not be modified in any respect, except by a document in writing executed by both parties hereto or their respective successors.

     22.  ACCEPTANCE
          ----------

          Execution of this Sublease by Sublessee constitutes an offer which shall not be deemed accepted by Sublessor until Sublessor has executed this Sublease and Sublessee has received a duplicate original copy thereof.

          THE PARTIES HERETO have duly executed this Sublease, being duly authorized to do so.



SUBLESSOR:  INTERMEC TECHNOLOGIES CORPORATION


By:
      ---------------------------
Its:
      ---------------------------
Date:
      ---------------------------


SUBLESSEE: AMTECH CORPORATION


By:
      ---------------------------
Its:
      ---------------------------
Date:
      ---------------------------